                                                                     EXHIBIT 2.7

                           ASSET PURCHASE AGREEMENT

                                    dated

                                August 3, 2001

                                 by and among

                        BAXTER HEALTHCARE CORPORATION,

                          NEXELL OF CALIFORNIA, INC.

                                     and

                           NEXELL THERAPEUTICS INC.

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I
     TERMS................................................................................................    2
     Section 1.1  Definitions.............................................................................    2
     Section 1.2  Interpretation..........................................................................    9

ARTICLE II
     PURCHASE AND SALE....................................................................................   10
     Section 2.1  Purchase and Sale.......................................................................   10
     Section 2.2  Treatment of Liabilities................................................................   11
     Section 2.3  Assignment of Assigned Contracts........................................................   13
     Section 2.4  Purchase Price..........................................................................   13
     Section 2.5  Determination of Adjustment Amount......................................................   14
     Section 2.6  Royalty Payments........................................................................   15
     Section 2.7  Reimbursement Amount....................................................................   15
     Section 2.8  Recovered European Taxes................................................................   16

ARTICLE III
     CLOSING..............................................................................................   16
     Section 3.1  Closing.................................................................................   16
     Section 3.2  Payment.................................................................................   16
     Section 3.3  Baxter's Closing Deliveries.............................................................   16
     Section 3.4  Nexell California's Closing Deliveries..................................................   17
     Section 3.5  Nexell's Closing Deliveries.............................................................   18

ARTICLE IV
     TERMINATION OF CERTAIN AGREEMENTS....................................................................   18
     Section 4.1  Termination of Hardware and Disposables Supply Agreement................................   18
     Section 4.2  Termination of US and Canada Instrument Services Agreement..............................   18
     Section 4.3  Termination of Hardware and Disposables Manufacturing Agreement.........................   18
     Section 4.4  Termination of Antibody Manufacturing and Storage Agreement.............................   18
     Section 4.5  Royalty Agreement.......................................................................   19
     Section 4.6  LOI.....................................................................................   19
     Section 4.7  Equipment Finance Lease.................................................................   19
     Section 4.8  Global Instrument Services Agreement....................................................   19

ARTICLE V
     REPRESENTATIONS AND WARRANTIES OF NEXELL AND NEXELL CALIFORNIA.......................................   19
     Section 5.1  Good Standing...........................................................................   19
     Section 5.2  Authority...............................................................................   19
     Section 5.3  Title to Purchased Assets...............................................................   20
     Section 5.4  Sufficiency of Assets...................................................................   20
     Section 5.5  Nexell International....................................................................   20

                               TABLE OF CONTENTS
                               -----------------
                                  (Continued)

     Section 5.6  Governmental Permits....................................................................   21
     Section 5.7  FDA and Related Regulatory Matters......................................................   22
     Section 5.8  Licensed Intellectual Property..........................................................   23
     Section 5.9  Assigned Contracts......................................................................   23
     Section 5.10  Customers and Distributors.............................................................   24
     Section 5.11  Accounts Receivable; Inventories.......................................................   24
     Section 5.12  Taxes..................................................................................   25
     Section 5.13  Employees..............................................................................   26
     Section 5.14  No Violation, Litigation or Regulatory Action..........................................   27
     Section 5.15  Contracts with Baxter..................................................................   28
     Section 5.16  Other Information......................................................................   28

ARTICLE VI
     REPRESENTATIONS AND WARRANTIES OF NEXELL.............................................................   28
     Section 6.1  Good Standing...........................................................................   28
     Section 6.2  Authority...............................................................................   28
     Section 6.3  SEC Documents and Other Reports.........................................................   29

ARTICLE VII
     REPRESENTATIONS AND WARRANTIES OF BAXTER.............................................................   30
     Section 7.1  Good Standing...........................................................................   30
     Section 7.2  Authority...............................................................................   30

ARTICLE VIII
     ACTIONS PRIOR TO THE CLOSING DATE....................................................................   30
     Section 8.1  Investigation of the Toolbox Products Distribution Business by Baxter...................   30
     Section 8.2  Preserve Accuracy of Representations and Warranties.....................................   31
     Section 8.3  Series B Consent; Governmental Approvals................................................   31
     Section 8.4  Operations Prior to the Closing Date....................................................   31
     Section 8.5  Notification by Nexell California of Certain Matters....................................   33
     Section 8.6  Insurance...............................................................................   33

ARTICLE IX
     COVENANTS............................................................................................   34
     Section 9.1  Facilitation of Possession..............................................................   34
     Section 9.2  Further Assurances and Cooperation......................................................   34
     Section 9.3  Non-Solicitation........................................................................   34
     Section 9.4  Transition Employees....................................................................   34
     Section 9.5  Certain Contracts.......................................................................   34
     Section 9.6  Related Documents.......................................................................   35
     Section 9.7  Pre-Paid European Taxes.................................................................   35
     Section 9.8  Use of Name.............................................................................   35
     Section 9.9  Remittance of Receivables...............................................................   35

                               TABLE OF CONTENTS
                               -----------------
                                  (Continued)

ARTICLE X
     EMPLOYMENT OF CERTAIN EMPLOYEES......................................................................   36
     Section 10.1  U.S. Employees and Employment Matters..................................................   36
     Section 10.2  Stock Option Programs..................................................................   37

ARTICLE XI
     CONDITIONS TO CLOSING................................................................................   37
     Section 11.1  Conditions Precedent to Obligations of Baxter..........................................   37
     Section 11.2  Conditions Precedent to the Obligations of the Nexell Group............................   37

ARTICLE XII
     TAXES................................................................................................   38

ARTICLE XIII
     SURVIVAL; INDEMNIFICATION............................................................................   40
     Section 13.1  Survival of Representations and Warranties.............................................   40
     Section 13.2  Indemnification by the Nexell Group....................................................   40
     Section 13.3  Indemnification by Baxter..............................................................   40
     Section 13.4  Notice of Claims.......................................................................   41
     Section 13.5  Third Party Claims.....................................................................   41

ARTICLE XIV
     TERMINATION..........................................................................................   42
     Section 14.1  Termination............................................................................   42
     Section 14.2  Notice of Termination..................................................................   43
     Section 14.3  Effect of Termination..................................................................   43

ARTICLE XV
     MISCELLANEOUS........................................................................................   43
     Section 15.1  Notices................................................................................   43
     Section 15.2  Expenses...............................................................................   44
     Section 15.3  Allocation of Consideration............................................................   44
     Section 15.4  Entire Agreement: No Modification......................................................   44
     Section 15.5  Waiver of Breach.......................................................................   44
     Section 15.6  Benefit of Parties; Assignment.........................................................   44
     Section 15.7  Headings...............................................................................   45
     Section 15.8  Governing Law; Jurisdiction............................................................   45
     Section 15.9  Dispute Resolution.....................................................................   45
     Section 15.10  Multiple Counterparts; Execution by Fax...............................................   46
     Section 15.11  Exhibits and Schedules................................................................   47
     Section 15.12  Construction..........................................................................   47
     Section 15.13  Publicity.............................................................................   47

List of Schedules
-----------------

Schedule 1.1(a):           Estimated Purchase Price Calculation
Schedule 1.1(b):           Toolbox Products
Schedule 2.1(a)(i):        Purchased Assets - Inventory
Schedule 2.1(a)(ii):       Purchased Assets - Trade Accounts Receivable
Schedule 2.1(a)(iii):      Purchased Assets - Pre-Paid European Taxes
Schedule 2.1(b):           Regulatory Submissions, Approvals and Files
Schedule 2.2(b):           Assumed Liabilities - Assigned Contracts
Schedule 2.2(c):           Customer Rebates
Schedule 2.3:              Assignment of Assigned Contracts
Schedule 5.3:              Exceptions - Title to Purchased Assets
Schedule 5.5(a):           Nexell International
Schedule 5.5(b):           Nexell International Consolidated Ledger
Schedule 5.6(a):           Governmental Permits
Schedule 5.6(b):           Exceptions - Governmental Permits
Schedule 5.7(a):           Exceptions - Manufacture of Toolbox Products and
                           Facilities
Schedule 5.7(b):           Foreign Authorizations, Clearances and Approvals
Schedule 5.7(c):           FDA Submissions
Schedule 5.7(d):           Exceptions - Import and Export Provisions
Schedule 5.8(a):           Exceptions - Licensed Intellectual Property,
                           Licensed Trademarks and Sublicenses
Schedule 5.8(c):           License Agreements and Supply Agreements
Schedule 5.9:              Exceptions - Assigned Contracts
Schedule 5.10:             Exceptions - Customers and Distributors
Schedule 5.11(a):          Exceptions - Accounts Receivable
Schedule 5.11(b):          Exceptions - Inventory
Schedule 5.12(a):          Exceptions - Taxes
Schedule 5.12(b):          Exceptions - Nexell International Taxes
Schedule 5.13(a)(i):       Key Employees
Schedule 5.13(a)(ii):      Exceptions - Employment Matters
Schedule 5.13(b)(i):       Nexell International Employees
Schedule 5.13(b)(ii):      Exceptions - Nexell International Employment Matters
Schedule 5.13(b)(iii):     Employee Benefit Plans
Schedule 5.14:             Exceptions - No Violation, Litigation or Regulatory
                           Action
Schedule 5.15:             Nexell California / Baxter Contracts
Schedule 8.4(b):           Operations Prior to the Closing Date
Schedule 9.4:              Transition Employees
Schedule 9.6(f):           Sublicenses
Schedule 10.1(c):          Key Employees
Schedule 11.1(c):          Necessary Consents

List of Exhibits
----------------

Exhibit A:   Opinion of Counsel to Nexell California and Nexell
Exhibit B:   Form of Distribution License
Exhibit C:   Form of First BD Sublicense Agreement
Exhibit D:   Form of Second BD Sublicense Agreement
Exhibit E:   Form of Dorken Sublicense Agreement
Exhibit F:   Form of Sublicense Agreements
Exhibit G:   Form of Employee Lease Agreement

                           ASSET PURCHASE AGREEMENT

          ASSET PURCHASE AGREEMENT (this "Agreement") made this 3rd day of
                                          ---------
August, 2001, by and among BAXTER HEALTHCARE CORPORATION, a Delaware corporation with offices at One Baxter Parkway, Deerfield, Illinois 60015 ("Baxter"), NEXELL
                                                                ------
OF CALIFORNIA, INC., a Delaware corporation f/k/a Nexell Therapeutics, Inc. ("Nexell California") and NEXELL THERAPEUTICS INC., a Delaware corporation f/k/a
  -----------------
VIMRx Pharmaceuticals Inc. ("Nexell"). Nexell California and Nexell have offices
                             ------
located at Nine Parker, Irvine, California 92618 and, together with the Affiliates of Nexell California and Nexell, are collectively referred to from time to time herein as the "Nexell Group".
                            ------------

                                   RECITALS

          WHEREAS, pursuant to that certain Asset Purchase Agreement by and among Baxter, Nexell and Nexell California dated as of October 10, 1997, as amended, Baxter sold to Nexell California the assets of the Immunotherapy Division of Baxter's Biotech Business Group;

          WHEREAS, pursuant to that certain Asset Transfer Agreement by and among Baxter, Nexell and Nexell California dated as of June 30, 1999, Baxter and Nexell terminated the distribution obligations of Baxter and Baxter sold to Nexell California the assets utilized in or relating to the sales and marketing of Nexell California's products previously distributed by Baxter;

          WHEREAS, Nexell California has determined to restructure the business of marketing, sales and distribution of Toolbox Products (as defined below) (the "Toolbox Products Distribution Business");
 --------------------------------------

          WHEREAS, Nexell California has determined that the future of its business exists in expanding research and development of clinical therapeutic applications of its products;

          WHEREAS, Baxter's willingness to engage in the Toolbox Products Distribution Business will improve Nexell California's ability to commercialize the Toolbox Products;

          WHEREAS, the amounts paid by Baxter pursuant to this Agreement are, in the view of Nexell and Nexell California, fair and reasonable for the assets and rights being conveyed; and

          WHEREAS, Baxter desires to purchase certain assets and assume certain obligations of the Toolbox Products Distribution Business from Nexell California and Nexell, and Nexell California and Nexell desire to sell certain assets and transfer certain obligations of the Toolbox Products Distribution Business to Baxter, upon the terms and subject to the conditions set forth in this Agreement.

          NOW THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties agree as follows:

                                   ARTICLE I
                                     TERMS

          Section 1.  Definitions. The following capitalized terms used herein
                      -----------
shall have the following meanings:

          "Accepting Employees" has the meaning set forth in Section 10.1(c).

          "Additional Baxter Hire" has the meaning set forth in Section 10.1(c).

          "Adjustment Amount" has the meaning set forth in Section 2.5(d).

          "Affiliate" shall mean, with respect to any party, any entity
(i) which directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the party or (ii) fifty percent (50%) or more of the voting capital stock (or in the case of an entity which is not a corporation, fifty percent (50%) or more of the equity interest) of which is beneficially owned or held by a party or any of such party's Subsidiaries. For the avoidance of doubt, (a) none of the members of the Nexell Group shall be considered an Affiliate of Baxter and (b) Nexell International shall be considered an Affiliate of Nexell only for matters pertaining to the period prior to the Closing.

          "Agreed Net Asset Value of Nexell International" shall mean, as of the Closing Date (after giving affect to the transactions contemplated hereby), an amount equal to (a) the net book value of all assets identified in the "Purchased NBV" column on the consolidated ledger of Nexell International attached to Schedule 1.1(a) (including any adjustments to such Schedule made by
            ---------------
the parties prior to the Closing Date), minus (b) the Nexell International Pre-
                                        -----
Closing Liabilities.

          "Agreement" has the meaning set forth in the preamble of this Agreement.

          "Antibody Manufacturing and Storage Agreement" shall mean the Antibody Manufacturing and Storage Agreement dated December 17, 1997 by and between Baxter and BIT Acquisition Corp.

          "Arbitrator" has the meaning set forth in Section 2.5(c).

          "Assigned Contracts" shall mean the Customer Contracts, Distributor Contracts and Supply Contracts, each of which is identified on Schedule 2.2(b)
                                                               --------------
attached hereto, true and correct copies of which have been delivered by Nexell California to Baxter (for those contracts that are written). For the avoidance of doubt, any customer contract, distributor contract or supply contract to which Nexell International is a party shall be deemed an Assigned Contract for purposes of this Agreement.

          "Assumed Liabilities" has the meaning set forth in Section 2.2(b).

          "Authority" shall mean any federal, state, municipal, foreign or other government or governmental department, commission, board, bureau, agency or instrumentality.

          "Balance Sheet" shall mean the balance sheet of the Toolbox Products Distribution Business as finally prepared and agreed to by Baxter and Nexell California pursuant to Section 2.5.

          "Baxter" has the meaning set forth in the preamble of this Agreement.

          "Baxter Representatives" shall mean Cynthia L. Collins, Doug Swan and Eric Beccafico, or such other person(s) as Baxter may from time to time designate in writing to Nexell California.

          "Claim Notice" has the meaning set forth in Section 13.4(a).

          "Closing" has the meaning set forth in Section 3.1.

          "Closing Date" has the meaning set forth in Section 3.1.

          "Closing Date Aggregate Net Book Value" shall mean: (a) the net book value of the Purchased Assets described in Section 2.1(a)(i) hereto; plus (b) the book value of the Purchased Assets described in Section 2.1(a)(ii)
----
hereto (net of any applicable allowance for doubtful accounts and excluding any trade accounts due from Baxter or its Affiliates as of the Closing Date); plus
                                                                          ----
(c) the net book value of the Purchased Assets described in Section 2.1(a)(iv); plus (d) any trade accounts due Nexell California or its Affiliates from Baxter
----
or its Affiliates as of the Closing Date; minus (e) trade accounts due Baxter or
                                          -----
its Affiliates from Nexell California or its Affiliates as of the Closing Date; plus or minus (f) the Agreed Net Asset Value of Nexell International.
----    -----

          "Closing Date Payment Amount" has the meaning set forth in Section
3.2.

          "COBRA" has the meaning set forth in Section 10.1(b).

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity (other than a natural person), whether through the ownership of voting capital stock, by contract or otherwise.

          "Court Order" means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

          "Customer Contracts" shall mean those agreements, whether written or oral, designated as "Customer Contracts" on Schedule 2.2(b) hereto.
                                            ---------------

          "Customer Rebate Amount" shall mean $75,000.

          "Damages" has the meaning set forth in Section 13.2(a).

          "Deductions" shall mean the Pre-Paid Amount plus the Customer Rebate Amount.

          "Disputed Items" has the meaning set forth in Section 2.5(b).

          "Distribution License" shall mean the Distribution and License Agreement between Baxter and Nexell California in the form of Exhibit B hereto.
                                                              ---------

          "Distributor Contracts" shall mean those agreements, whether written or oral, designated as "Distributor Contracts" on Schedule 2.2(b) hereto.
                                                  ---------------

          "Dorken Sublicense Agreement" shall mean a sublicense to the Dorken Sublicense Agreement dated December 17, 1997 by and between Baxter Deutschland GmbH and BIT Acquisition Corp. in the form attached as Exhibit E hereto.
                                                       ---------

          "Employee" has the meaning set forth in Section 10.1(a).

          "Employee Benefit Plan" shall mean any employee benefit plan, program, policy, practice, or other arrangement providing benefits to any current or former employee, officer or director of Nexell International or any beneficiary or dependent thereof that is sponsored or maintained by Nexell International or to which any of them contributes or is obligated to contribute, whether or not written or funded or unfunded, including without limitation any Pension Arrangement, disability, death benefit, hospitalization, medical or other employee welfare benefit plan or employee pension benefit plan and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, stock appreciation, severance, early retirement, seniority, employment, change of control or fringe benefit plan, program or agreement.

          "Encumbrance" shall mean any lien, charge, security interest, encumbrance or claim, whether legal or equitable.

          "Environmental Laws" shall mean any and all laws, statutes, codes, rules, regulations, ordinances, orders, writs, decrees and injunctions of any Authority relating to the protection or pollution of the environment, or community health and safety, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, the Federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act and the Hazardous and Solid Waste Amendments, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking Water Act and any similar or analogous statutes, regulations and decisional law of any Authority.

          "Equipment Finance Lease" shall mean the Equipment Lease Agreement dated December 21, 2000 between Baxter and Nexell.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

          "Estimated Purchase Price" shall mean $4,347,062, calculated in accordance with the methodology listed on Schedule 1.1(a) hereto.
                                          ---------------

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Excluded Inventory" has the meaning set forth in Section 5.11(b)

          "FDA" shall mean the United States Food and Drug Administration, or any successor organization.

          "FDA Submissions" has the meaning set forth in Section 5.7(c).

          "First BD Sublicense Agreement" shall mean a sublicense to the First BD Sublicense Agreement dated December 17, 1997 by and between Baxter and BIT Acquisition Corp. in the form attached as Exhibit C hereto.
                                          ---------

          "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, applied on a consistent basis.

          "Global Instrument Services Agreement" shall mean the Instrument Services Agreement dated November 30, 1999 by and between Baxter and Nexell California.

          "Governmental Permits" has the meaning set forth in Section 5.6(a).

          "Hardware and Disposables Manufacturing Agreement" shall mean the Hardware and Disposables Manufacturing Agreement dated December 17, 1997 by and between Baxter and BIT Acquisition Corp.

          "Hardware and Disposables Supply Agreement" shall mean the Hardware and Disposables Supply Agreement dated December 17, 1997 by and between Baxter and BIT Acquisition Corp.

          "Indemnified Party" has the meaning set forth in Section 13.4(a).

          "Indemnifying Party" has the meaning set forth in Section 13.4(a).

          "Intellectual Property" means: (i) United States and foreign copyrights, both registered and unregistered, along with the registrations and applications to register any such copyrights; (ii) United States and foreign patents and applications for patents, including any continuations, continuations-in-part, re-examinations, patents by addition, Supplemental Protection Certificates, patent term extensions, divisions, renewals, reissues and extensions thereof; (iii) United States and foreign trademarks, trade names, service marks, collective marks and certification mark registrations and pending applications; (iv) business and non-technical information; (v) non-patented and non-patentable technical information, inventions, processes and formulations; and (vi) discoveries, trade secrets, know-how and technical data.

          "Key Employees" has the meaning set forth in Section 10.1(c).

          "Licensed Intellectual Property" shall have the meaning ascribed to such term in the Distribution License.

          "Licensed Trademarks" shall have the meaning ascribed to such term in the Distribution License.

          "LOI" shall mean the Letter of Intent dated June 11, 2001 by and between Baxter and Nexell.

          "Necessary Consents" has the meaning set forth in Section 11.1(c).

          "Nexell" has the meaning set forth in the preamble of this Agreement.

          "Nexell California" has the meaning set forth in the preamble of this Agreement.

          "Nexell Group" has the meaning set forth in the preamble of this Agreement.

          "Nexell International" shall mean Nexell International SPRL, an entity formed under the laws of Belgium and a wholly owned Subsidiary of Nexell.

          "Nexell International Employee" has the meaning set forth in Section 5.13(b)(i).

          "Nexell International Pre-Closing Liabilities" shall mean, as of the Closing Date (after giving effect to the transactions contemplated hereby), all liabilities of Nexell International that would be required to be reflected on a balance sheet prepared in accordance with GAAP.

          "Nexell SEC Documents" has the meaning set forth in Section 6.3.

          "Non-Assumed Liabilities" has the meaning set forth in Section 2.2(a).

          "Non-Competition Agreement" shall mean the Non-Competition and Confidentiality Agreement dated December 17, 1997 by and among Baxter, VIMRx Pharmaceuticals Inc. and BIT Acquisition Corp., as amended.

          "Pension Arrangement" shall mean a defined benefit pension promise which has been made by Nexell International on an individual, collective or local labor law basis to one or more of their employees prior to the Closing Date, including pension-type indemnities provided upon retirement on a mandatory basis, supplemental executive retirement programs, defined benefit cash balance plans, seniority awards, disability pension benefits, survivor pension benefits, early or accelerated retirement arrangements and post-employment medical benefits, but excluding externally funded, pure defined contribution promises.

          "Permitted Encumbrances" shall mean (a) liens for Taxes which are not yet due and payable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable, (c) liens on deposits or pledges to secure obligations under workmen's compensation, social security or similar laws and (d) other liens, encumbrances or imperfections on property which are not material in amount or do not detract from the value of or impair the existing use of the property affected by such lien, encumbrance or imperfection.

          "Preliminary Accounting Report" has the meaning set forth in Section 2.5(a)(iii).

          "Preliminary Balance Sheet" has the meaning set forth in Section 2.5(a)(i).

          "Preliminary Closing Date Aggregate Net Book Value" has the meaning set forth in Section 2.5(a)(ii).

          "Pre-Paid Amounts" has the meaning set forth in Section 2.2(b).

          "Pre-Paid European Taxes" has the meaning set forth Section
2.1(a)(iii).

          "Purchased Assets" has the meaning set forth in Section 2.1(d).

          "Purchase Price" has the meaning set forth in Section 2.4.

          "Recovered European Taxes" has the meaning set forth in Section
2.8(a).

          "Reimbursement Amount" has the meaning set forth in Section 2.7.

          "Regulatory Submissions, Approvals and Files" has the meaning set forth in Section 2.1(b)(i).

          "Related Documents" has the meaning set forth in Section 9.6.

          "Relevant Persons" has the meaning set forth in Section 1.2.

          "Requirements of Laws" means any foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Authority or existing under common law.

          "Royalty Agreement" shall mean the Royalty Assignment and Agreement dated December 17, 1997 by and between Baxter and BIT Acquisition Corp.

          "SEC" shall mean the United States Securities and Exchange Commission, or any successor organization.

          "Second BD Sublicense Agreement" shall mean a sublicense to the Second BD Sublicense Agreement dated December 17, 1997 by and between Baxter and BIT Acquisition Corp. in the form attached as Exhibit D hereto.
                                          ---------

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Series B Consent" shall mean the requisite approval and consent of the holders of Nexell's Series B Cumulative Convertible Preferred Stock and Class A and B warrants with respect to this Agreement and the transactions contemplated hereby, in a form reasonably satisfactory to Baxter.

          "Sublicense Agreements" shall mean: (a) the Dorken Sublicense Agreement dated December 17, 1997 by and between Baxter Deutschland GmbH and BIT Acquisition Corp.; (b) the First BD Sublicense Agreement dated December 17, 1997 by and between Baxter and BIT Acquisition Corp.; and (c) the Second BD Sublicense Agreement dated December 17, 1997 by and between Baxter and BIT Acquisition Corp.

          "Sublicenses" shall have the meaning ascribed to such term in the Distribution License.

          "Subsidiary" shall mean, as to any party, any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect the majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the party, by one or more of its subsidiaries, or by the party and one or more of its subsidiaries.

          "Supply Agreement" shall mean a Supply Agreement between Baxter and Nexell California in a form reasonably acceptable to the parties.

          "Supply Contracts" shall mean those agreements, whether written or oral, designated as "Supply Contracts" on Schedule 2.2(b) hereto.
                                          ---------------

          "Taxes" shall mean all taxes, including all federal, state, local, foreign and other income, franchise, sales, use, license, excise, employment, property, payroll, stamp, withholding, environmental, alternative or add-on minimum, ad valorem, value-added, VAT, transfer, stamp and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever, and all estimated taxes, deficiency assessments, additions to tax, penalties and interest, and any contractual or other obligation to indemnify or reimburse any person with respect to any such assessment.

          "Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, VAT registration, claim for refund, amended return or declaration of estimated Tax.

          "Tax Sharing Arrangement" shall mean any written or unwritten agreement or arrangement for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return which Tax Return includes Nexell International.

          "Terminated Agreements" shall mean the Hardware and Disposables Supply Agreement, the US and Canada Instrument Services Agreement, the Global Instrument Services Agreement, the Hardware and Disposables Manufacturing Agreement, the Antibody Manufacturing and Storage Agreement, the Royalty Agreement, the LOI, the Equipment Lease and each additional agreement listed on
Schedule 5.15 hereto as being terminated.
-------------

          "Toolbox Products" are set forth in Schedule 1.1(b) hereto.
                                              ---------------

          "Toolbox Products Distribution Business" has the meaning set forth in the third recital of this Agreement.

          "Transferred Amounts" has the meaning set forth in Section 10.2(d).

          "US and Canada Instrument Services Agreement" shall mean the United States and Canada Instrument Services Agreement dated as of June 30, 1999 by and between Baxter and Nexell California.

          "USDA" shall mean the United States Department of Agriculture, or any successor organization.

          "VAT Refund" shall mean the receivable in the amount of $1,632,606 from the Belgian government as set forth in the consolidated ledger of Nexell International.

          "WARN" has the meaning set forth in Section 5.13(b).

          Section 1.2    Interpretation.  (a)  The terms "to the knowledge of"
                         --------------
such party and "awareness of" such party, and variations thereof, shall be deemed to refer to the actual knowledge and/or awareness (without any requirement of inquiry) of the Relevant Persons of such party. In respect of Baxter, the term "Relevant Persons" shall be deemed to refer to Cynthia L. Collins. In respect of the Nexell Group, the term "Relevant Persons" shall be deemed to refer to William A. Albright, Jr., Richard L. Dunning, David J. Hirsch and Wayne A. Tyo.

          (b) Whenever in this Agreement the phrase "in the ordinary course of business" is used, it shall be construed as meaning "in the ordinary course of business and substantially consistent with prior practice."

          (c) Whenever in this Agreement the term "including" is used, it shall be construed as meaning "including but not limited to. "

          (d) All accounting terms not specifically defined herein shall be construed in accordance with GAAP in effect at the Closing Date.

          (e) Whenever in this Agreement the term "agreement" is used, it shall be deemed to refer to commitments, leases, licenses, contracts and agreements.

          (f) Whenever in this Agreement the term "party to" is used in regard to an agreement, it shall be construed as meaning "party to or bound by."

          (g) Whenever in this Agreement the singular is used, it shall include the plural if the context so requires, and whenever the masculine gender is used in this Agreement, it shall be construed as if the masculine, feminine or neuter gender, respectively, has been used where the context so dictates, with the rest of the sentence being construed as if the grammatical and terminological changes thereby rendered necessary have been made.

                                  ARTICLE II
                               PURCHASE AND SALE

          Section 2.1 Purchase and Sale. (a) Upon the terms and subject to the
                      -----------------
conditions of this Agreement, Baxter agrees to purchase or to cause one or more of its Affiliates to purchase from Nexell California (and its Affiliates) and Nexell California (and its Affiliates) agrees to sell, transfer, assign, convey and deliver, or cause to be sold, transferred, assigned, conveyed and delivered, to Baxter (or one or more Affiliates of Baxter), free and clear of all Encumbrances, except for Permitted Encumbrances, the following assets of the Toolbox Products Distribution Business:

               (i) The inventory of finished goods of the Toolbox Products Distribution Business (which does not include any obsolete inventory or Excluded Inventory), except as expressly set forth in Schedule 2.1(a)(i);
                                                           ------------------

               (ii) The trade accounts receivable of the Toolbox Products Distribution Business, none of which, as of the Closing Date, will be older than one hundred twenty (120) days;

               (iii) The Taxes paid by Nexell California, Nexell International or Affiliates of either of the foregoing to Taxing Authorities in Europe prior to such Taxes becoming due, listed on Schedule 2.1(a)(iii) attached
                                                 --------------------
     hereto ("Pre-Paid European Taxes");
              -----------------------

               (iv) The fixed assets of Nexell California relating primarily to the Toolbox Products Distribution Business;

               (v) The fixed assets owned by Nexell California and utilized by Baxter or its Affiliates up to the Closing Date pursuant to the Terminated Agreements;

               (vi) The rights of Nexell California, Nexell or any Affiliate of either of the foregoing under the Assigned Contracts listed on Schedule
                                                                    --------
     2.2(b) attached hereto; and
     ------

               (vii) All books, records, files and papers, whether in hard copy or computer format, relating to the Purchased Assets listed in (i) through
     (vi) above, including, without limitation, lists of present and former customers of and distributors for the Toolbox Products Distribution Business and any information relating to Key Employees.

          (b) (i) In addition, Nexell California agrees to assign and transfer to Baxter, as of the Closing Date, the ownership of the regulatory applications and submissions to the FDA and other state, local and foreign regulatory authorities relating to the Toolbox Products, including marketing and clinical investigation authorizations and approvals, together with the supporting files and documentation relating to the foregoing listed on Schedule 2.1(b) attached
                                                      ---------------
hereto (collectively, the "Regulatory Submissions, Approvals and Files"). Within
                           -------------------------------------------
two business days of the Closing, Nexell California shall file or cause to be filed with the FDA and other regulatory authorities worldwide notice of the assignment and transfer of the ownership of the Regulatory Submissions, Approvals and Files, such notice to confirm that all rights to the

Regulatory Submissions, Approvals and Files have been transferred to Baxter. Upon receipt of the filings from Nexell California, Baxter shall promptly file or cause to be filed with the FDA and other regulatory authorities its consent to the assignment and transfer of ownership of the Regulatory Submissions, Approvals and Files and its acceptance of full responsibility for compliance obligations relating to the period from and after the Closing Date under the applicable federal, state and international laws and regulations. Each of Nexell and Baxter agrees to take all actions reasonably necessary to effect the assignment and transfer to Baxter contemplated hereby.

               (ii) Upon completion of the assignment and transfer of the Regulatory Submissions, Approvals and Files to Baxter, Baxter agrees to provide Nexell California with a Right of Reference, as well as any and all other rights necessary or desirable to grant Nexell California the ability to cross-reference and use the Regulatory Submissions, Approvals and Files, data contained therein and approved applications for research and development purposes. Baxter agrees to cooperate and undertake any actions that may be reasonably necessary to implement the Right of Reference granted Nexell California under this Agreement.

               (iii) In the event Baxter exits the Toolbox Products Distribution Business, as evidenced by the absence of any commercial sales for ninety
     (90) consecutive days, the Regulatory Submissions, Approvals and Files shall revert to Nexell California. In such event, each party agrees to take all actions reasonably necessary to effect such immediate and orderly assignment and transfer to Nexell California.

          (c) On the Closing Date, Nexell agrees to sell and transfer to Baxter all shares of stock of or other equity interests in Nexell International.

          (d) The items referred to in (a) above, together with the Regulatory Submissions, Approvals and Files and the shares of Nexell International, constitute the "Purchased Assets."
                ----------------

          Section 2.2 Treatment of Liabilities. (a) Notwithstanding any
                      ------------------------
provision in this Agreement or any other writing to the contrary, Baxter is assuming only the Assumed Liabilities and is not assuming or agreeing to pay or discharge any other liability or obligation of Nexell, Nexell California or any Affiliate of either of the foregoing (or any predecessor of all or part of the business and assets of any of the foregoing) of whatever nature whether presently in existence or arising hereafter. All such other liabilities and obligations shall be retained by and remain obligations of Nexell California (or Nexell or any Affiliate of Nexell or Nexell California, as the case may be) (all such liabilities and obligations not being assumed being herein referred to as the "Non-Assumed Liabilities"), and notwithstanding anything to the contrary in
     -----------------------
this Section 2.2 and solely for purposes of clarification, none of the following shall be Assumed Liabilities for the purposes of this Agreement (except to the extent any of the following are Nexell International Pre-Closing Liabilities):

               (i) Any indebtedness of Nexell California, Nexell or any Affiliate of either of the foregoing;

               (ii) Any liability or obligation under any of the Assigned Contracts (which shall include any customer rebates thereunder payable after the Closing to the extent attributable to sales prior to the Closing except to the extent assumed by Baxter pursuant to Section 2.2(c)) or under the Regulatory Submissions, Approvals and Files, in each case that arises out of or relates to the period on or prior to the Closing Date;

               (iii) Any intercompany payables and other liabilities or obligations among Nexell California, Nexell or any Affiliate of either of the foregoing;

               (iv) Any obligation or liability for Taxes for which Nexell California, Nexell or any Affiliate of either of the foregoing is liable pursuant to Article XII of this Agreement;

               (v)    Any liabilities or obligations under WARN;

               (vi) Any liabilities or obligations relating to employee benefits or compensation arrangements (including severance payments and continuation coverage obligations under COBRA and any other applicable state law), or any other obligation to employees of Nexell California, Nexell or any Affiliate of either of the foregoing, except as otherwise expressly provided in Article X;

               (vii) Any liability or obligation of Nexell California, Nexell or any Affiliate of either of the foregoing under Environmental Laws;

               (viii) Any liability or obligation arising out of the failure of Nexell California, Nexell or any Affiliate of either of the foregoing to comply with any Requirements of Laws;

               (ix) Any liabilities in respect of the claims or proceedings described in Schedule 5.14;
                  -------------

               (x) Any recalls after the Closing Date mandated by an Authority of any products that have been released by the Toolbox Products Distribution Business on or prior to the Closing Date;

               (xi) Any product liability or claims for injury to person or property, regardless of when made or asserted, relating to products manufactured, distributed or sold by Nexell California, Nexell or any Affiliate of either of the foregoing (except to the extent such liability relates to products manufactured by Baxter or an Affiliate of Baxter not in accordance with their applicable specifications) or services performed by Nexell California, Nexell or any Affiliate of either of the foregoing on or prior to the Closing Date; and

               (xii) Any costs or expenses incurred by Nexell California, Nexell or any Affiliate of either of the foregoing incident to the negotiation and preparation of this Agreement and the performance and compliance with the agreements and conditions contained herein.

          (b) Upon the terms and subject to the conditions of this Agreement, Baxter hereby agrees, effective at the time of Closing, to assume (i) the Nexell International Pre-Closing Liabilities and (ii) all liabilities and obligations of Nexell California, Nexell or any Affiliate of either of the foregoing arising under the Assigned Contracts listed on Schedule 2.2(b) attached hereto, provided
                                       ---------------
that Baxter shall assume liabilities and obligations only to the extent such liabilities and obligations relate to the period after the Closing Date (collectively, "Assumed Liabilities"). Schedule 2.2(b) also lists, for each
                -------------------    ---------------
Assigned Contract, any amounts pre-paid by any customer to Nexell California for goods or services not yet delivered or performed as of the Closing Date (in aggregate, the "Pre-Paid Amounts").
                ----------------

          (c) Upon the terms and subject to the conditions of this Agreement, Baxter hereby agrees, effective at the time of Closing, to assume all liabilities and obligations of Nexell California or its Affiliates arising under the customer rebates listed on Schedule 2.2(c) to the extent reflected on such
                               ---------------
schedule up to a maximum of $75,000.

          Section 2.3 Assignment of Assigned Contracts. To the extent that any
                      --------------------------------
Assigned Contract is not capable of being assigned, transferred or conveyed without the approval, consent, novation or waiver of the issuer thereof or the other party or parties thereto, or any other third person (including an Authority), or would be breached in the event of a sale, assignment, transfer, or conveyance without such approval, consent or waiver, this Agreement shall not, in the event any such issuer or third party shall object to such assignment, constitute a sale, assignment, transfer or conveyance thereof, or an attempted sale, assignment, transfer or conveyance thereof absent such approval, consent or waiver. At the request of Baxter, Nexell California shall use its commercially reasonable best efforts, both prior and subsequent to the Closing Date, to obtain all necessary approvals, consents or waivers necessary to convey to Baxter each such Assigned Contract as soon as reasonably practicable; provided, however, that Baxter shall not be required to pay any additional
--------  -------
consideration in order to obtain such approvals, consents or waivers. Schedule
2.3 identifies those Assigned Contracts for which Nexell California has not received the necessary approvals, consents or waivers as of the date of this Agreement. To the extent any of the approvals, consents or waivers referred to in this Section 2.3 have not been obtained as of the Closing Date, Nexell
        -----------
California shall, during the remaining term of the applicable Assigned Contract (and without limiting Baxter's right to have Nexell California persist, following the Closing Date, in attempting to obtain any such approval, consent or waiver), exercise commercially reasonable best efforts to cooperate with Baxter in any reasonable and lawful arrangements designed to provide the benefits of such Assigned Contract to Baxter. Notwithstanding anything in this Agreement to the contrary, Nexell California shall remain responsible for all liabilities associated with each Assigned Contract unless and until the full benefits of such Assigned Contract are lawfully provided to Baxter, whether by consent of the other part(y)(ies) thereto, by subcontract or otherwise.

          Section 2.4 Purchase Price. The aggregate purchase price for the
                      --------------
Purchased Assets (the "Purchase Price") shall be allocated pursuant to the
                       --------------
methodology described in Section 15.3, and shall be equal to the aggregate US dollar value of:

          (a)  The Closing Date Payment Amount; plus
                                                ----

          (b)  The Reimbursement Amount; plus or minus
                                         ----    -----

          (c)  The Adjustment Amount; plus

          (d)  The Recovered European Taxes.

          In addition, the parties acknowledge the financial benefit that will be received by Nexell as a result of the termination of the Equipment Finance Lease in accordance with Section 4.7 and the resulting cancellation of obligations of Nexell thereunder.

          Section 2.5 Determination of Adjustment Amount. (a) As promptly as
                      ----------------------------------
practicable following the Closing Date (but not later than sixty (60) days after the Closing Date), Baxter and Nexell California shall cooperate in causing Nexell California to:

               (i) prepare, in accordance with GAAP, a balance sheet as of the Closing Date with respect to the Toolbox Products Distribution Business (the "Preliminary Balance Sheet"),
           -------------------------

               (ii) determine the Closing Date Aggregate Net Book Value in accordance with the provisions of this Agreement (such Closing Date Aggregate Net Book Value as determined hereunder being referred to as the "Preliminary Closing Date Aggregate Net Book Value"), and
      -------------------------------------------------

               (iii) deliver to Baxter a statement, which shall be derived from the Preliminary Balance Sheet, setting forth the Preliminary Closing Date Aggregate Net Book Value (the "Preliminary Accounting Report").
                                    -----------------------------

          (b) If Baxter and Nexell California are unable to agree on the contents of the Preliminary Accounting Report within sixty (60) days after the receipt of the Preliminary Accounting Report by Baxter, Baxter and Nexell California shall as soon as reasonably practicable (but in no event later than thirty (30) days after such sixty (60) day period has expired), set forth in writing their unresolved issues (the "Disputed Items"). If Baxter and Nexell
                                      --------------
California agree to the contents of the Preliminary Accounting Report, the Preliminary Balance Sheet and the Preliminary Closing Date Aggregate Net Book Value set forth in the Preliminary Accounting Report shall be final and binding as the Balance Sheet and the Closing Date Aggregate Net Book Value, respectively, for purposes of this Agreement but shall not limit the representations, warranties, covenants and agreements of the parties set forth elsewhere in this Agreement.

          (c) In the event there are Disputed Items, such Disputed Items shall be submitted by the parties to an accounting firm acceptable to both Baxter and Nexell California (or, if they cannot agree on such selection, a national (big five) accounting firm will be selected by lot after eliminating Baxter's and Nexell's regular outside firm of auditors) and the firm so selected (the "Arbitrator") shall be directed by Baxter and Nexell California to review the
 ----------
Disputed Items as promptly as reasonably practicable and, upon completion of such review, to deliver written notice to each of Baxter and Nexell California setting forth the Arbitrator's resolution of each Disputed Item. The Arbitrator's review shall be conducted in accordance with the Commercial Arbitration Rules of the Center for Public Resources and the Arbitrator's determination shall be final and binding on the parties hereto. The place for such arbitration shall be Chicago, Illinois, or at such other place as may be agreed upon by Baxter and Nexell California.

               (i) The Balance Sheet and the Closing Date Aggregate Net Book Value shall then be prepared in a manner giving effect to the Arbitrator's resolution of the Disputed Items and shall become, as so adjusted, final and binding as the Balance Sheet and the Closing Date Aggregate Net Book Value, respectively, for purposes of this Agreement, but shall not in any way limit the representations, warranties, covenants and agreements of the parties set forth elsewhere in this Agreement.

               (ii) If applicable, the parties hereto shall make available to the Arbitrator such books, records and other information (including work papers) as the Arbitrator may reasonably request, subject to the Arbitrator's execution of an appropriate confidentiality agreement. The fees and expenses of the Arbitrator for its services provided herein shall be paid fifty percent (50%) by Baxter and fifty percent (50%) by Nexell California.

          (d) Promptly (but not later than five (5) days) after the determination of the Closing Date Aggregate Net Book Value pursuant to Section 2.5(c) that is final and binding as set forth herein, Baxter shall pay to Nexell California, or Nexell California shall pay to Baxter, the amount set forth below (the "Adjustment Amount"):
      -----------------

               (i) If the Closing Date Aggregate Net Book Value exceeds the Closing Date Payment Amount plus the Deductions, Baxter shall pay to Nexell California, by wire transfer of immediately available funds to such bank account as Nexell California shall designate in writing to Baxter, an amount equal to the excess of the Closing Date Aggregate Net Book Value over the Closing Date Payment Amount plus the Deductions; or

               (ii) If the Closing Date Payment Amount plus the Deductions exceeds the Closing Date Aggregate Net Book Value, Nexell California shall pay to Baxter, by wire transfer of immediately available funds to such bank account as Baxter shall designate in writing to Nexell California, an amount equal to the excess of the Closing Date Payment Amount plus the Deductions over the Closing Date Aggregate Net Book Value.

          Section 2.6 Royalty Payments. As an integral part of the transactions
                      ----------------
contemplated hereby, Baxter shall pay to Nexell California an earned royalty on Net Sales (as such term is defined in the Distribution License) of the Toolbox Products sold by Baxter, as provided in Section 7 of the Distribution License and subject to the terms and conditions set forth therein.

          Section 2.7 Reimbursement Amount. As promptly as practicable following
                      --------------------
the earlier of (i) the Closing Date (but no later than thirty (30) days after the Closing Date) and (ii) termination of this Agreement other than as contemplated by Section 14.1(c) hereof, Baxter shall pay to Nexell an amount equal to Four Hundred Thousand Dollars ($400,000) per month (or pro rata for any portion of a month) from August 1 until the Closing Date or termination date (as the case may be), subject to a maximum of Eight Hundred Thousand Dollars ($800,000). The amount payable by Baxter pursuant to this Section 2.7 shall be referred to herein as the "Reimbursement Amount".
               --------------------

          Section 2.8 Recovered European Taxes. (a) Baxter will pay Nexell
                      ------------------------
California for the Pre-Paid European Taxes, if and to the extent Baxter and its Affiliates and Nexell International obtains the benefits of such Pre-Paid European Taxes after the Closing (the "Recovered European Taxes").
                                       ------------------------

          (b) Baxter agrees to make written reports to Nexell California quarterly, within sixty (60) days following the end of each calendar quarter, until the earlier of (i) the date upon which there are no Pre-Paid European Taxes which have not become Recovered European Taxes or (ii) receipt by Nexell California of a notice from Baxter certifying that in Baxter's determination, no more Pre-Paid European Taxes are recoverable by Baxter and its Affiliates and Nexell International. Such reports shall set forth whether any Pre-Paid European Taxes have become Recovered European Taxes, and the amount of any such Recovered European Taxes, in the previous calendar quarter. Calendar quarters shall begin on January 1, April 1, July 1 and October 1 of each year.

          (c) Baxter shall pay to Nexell California the amount of Recovered European Taxes as soon as reasonably practicable and, in any event, no later than three (3) business days after Baxter sends a quarterly report to Nexell California disclosing the existence of Recovered European Taxes.

                                  ARTICLE III
                                    CLOSING

          Section 3.1 Closing. The closing ("Closing") of the purchase and sale
                      -------                -------
of the Purchased Assets and the assumption of the Assumed Liabilities hereunder shall be consummated as soon as the conditions set forth in Article XI are fulfilled or waived (the "Closing Date") at the offices of Sidley Austin Brown &
                          ------------
Wood, Bank One Plaza, 10 South Dearborn Street, Chicago, Illinois, or at such other location as Baxter and Nexell California shall agree upon.

          Section 3.2 Payment. Subject to fulfillment or waiver of the
                      -------
conditions set forth in Article XI, at Closing Baxter shall pay to Nexell California an amount equal to seventy-five percent (75%) of the Estimated Purchase Price minus the Deductions (the "Closing Date Payment Amount"), by wire
                                          ---------------------------
transfer of immediately available funds to such account as Nexell California shall deliver to Baxter not later than three (3) business days prior to the Closing Date. Nexell hereby authorizes Baxter to pay any consideration relating to the sale of the capital stock of Nexell International to which Nexell is entitled hereunder directly to Nexell California.

          Section 3.3 Baxter's Closing Deliveries. Subject to fulfillment or
                      ---------------------------
waiver of the conditions set forth in Article XI, at Closing Baxter shall deliver, or cause to be delivered, to Nexell California all of the following:

          (a) Executed copies of the Related Documents to which Baxter or any Affiliate of Baxter is a party;

          (b) The certificate contemplated by Section 11.2(a), duly executed by the President or any Vice President of Baxter; and

          (c) Such other documents as counsel for the Nexell Group has reasonably requested or as may be otherwise necessary to evidence and effect the transactions contemplated hereby.

          Section 3.4  Nexell California's Closing Deliveries.  At Closing,
                       --------------------------------------
Nexell California shall deliver, or cause to be delivered, to Baxter all of the following:

          (a) Executed copies of the Related Documents to which Nexell California or any Affiliate of Nexell California is a party;

          (b) A bill of sale from Nexell California and from each other entity, if any, which shall then own any Purchased Asset(s), conveying the Purchased Asset(s) to Baxter (or to an Affiliate of Baxter, as designated by Baxter), each to be in form and substance reasonably satisfactory to Baxter;

          (c)  The Necessary Consents;

          (d) Individual or general contract assignments of the applicable Assigned Contracts to Baxter or any Affiliate of Baxter;

          (e) Certificates of title or origin (or like documents) with respect to any equipment and fixed assets included in the Purchased Assets for which a certificate of title or origin is required or customary in order to transfer title;

          (f) The Regulatory Submissions, Approvals and Files, and all books, records, files and papers, whether in hard copy or computer format, relating to the Regulatory Submissions, Approvals and Files;

          (g) Opinion(s) of Bryan Cave LLP substantially in the form attached hereto as Exhibit A, together with the opinion(s) of Morris, Nichols, Arsht &
          ---------
Tunnell substantially in the form attached hereto as Exhibit A.
                                                     ---------

          (h)  The Series B Consent;

          (i) The certificate contemplated by Section 11.1(a), duly executed by the President or any Vice President of Nexell California; and

          (j) Such other executed assignments, bills of sale, endorsements, notices, consents, novations, assurances and such other instruments of conveyance and transfer as counsel for Baxter has reasonably requested and as shall be effective to vest in Baxter Nexell California's, Nexell's, or any Affiliate of either of the foregoing's rights, title and interest in the applicable Purchased Assets.

          Section 3.5  Nexell's Closing Deliveries.  At Closing, Nexell shall
                       ---------------------------
deliver, or cause to be delivered, to Baxter all of the following:

          (a) Executed copies of the Related Documents to which Nexell is a party;

          (b) The certificate contemplated by Section 11.1(a), duly executed by the President or any Vice President of Nexell;

          (c) Certificates representing all of the shares of stock of or other equity interests in Nexell International, accompanied by transfer documents customary in similar transactions; and

          (d) Such other documents as counsel for Baxter has reasonably requested or as may be otherwise necessary to evidence and effect the transactions contemplated hereby.

                                  ARTICLE IV
                       TERMINATION OF CERTAIN AGREEMENTS

          Section 4.1 Termination of Hardware and Disposables Supply Agreement.
                      --------------------------------------------------------
The Hardware and Disposables Supply Agreement is hereby terminated effective as of the Closing Date, and all obligations of both Baxter and Nexell California thereunder are terminated, null and void as of the Closing Date, provided that each of Baxter and Nexell California agree that notwithstanding the termination of the Hardware and Disposables Supply Agreement, both parties will fulfill any obligations it has incurred to the other as of the Closing Date arising out of the Hardware and Disposables Supply Agreement. Notwithstanding the foregoing, Nexell California and Baxter agree that Section 2.1 of the Hardware and Disposables Supply Agreement is terminated, null and void, ab initio, and no rights or obligations pursuant to such section shall survive the Closing Date.

          Section 4.2 Termination of US and Canada Instrument Services
                      ------------------------------------------------
Agreement. The US and Canada Instrument Services Agreement is hereby terminated
---------
effective as of the Closing Date, and all obligations of both Baxter and Nexell California thereunder are terminated, null and void as of the Closing Date, provided that each of Baxter and Nexell California agree that notwithstanding the termination of the US and Canada Instrument Services Agreement, both parties will fulfill any obligations it has incurred to the other as of the Closing Date arising out of the US and Canada Instrument Services Agreement.

          Section 4.3 Termination of Hardware and Disposables Manufacturing
                      -----------------------------------------------------
Agreement. The Hardware and Disposables Manufacturing Agreement is hereby
---------
terminated effective as of the Closing Date, and all obligations of both Baxter and Nexell California thereunder are terminated, null and void as of the Closing Date, provided that each of Baxter and Nexell California agree that notwithstanding the termination of the Hardware and Disposables Manufacturing Agreement, both parties will fulfill any obligations it has incurred to the other as of the Closing Date arising out of the Hardware and Disposables Manufacturing Agreement.

          Section 4.4 Termination of Antibody Manufacturing and Storage
                      -------------------------------------------------
Agreement. The Antibody Manufacturing and Storage Agreement is hereby terminated
---------
effective as of the Closing Date, and all obligations of both Baxter and Nexell California thereunder are terminated, null and void as of the Closing Date, provided that each of Baxter and Nexell California agree that notwithstanding the termination of the Antibody Manufacturing and Storage Agreement, both parties will fulfill any obligations it has incurred to the other as of the Closing Date arising out of the Antibody Manufacturing and Storage Agreement.

          Section 4.5 Royalty Agreement. The Royalty Agreement is hereby
                      -----------------
terminated effective as of the Closing Date, and all obligations of both Baxter and Nexell California thereunder are terminated, null and void as of the Closing Date, provided that each of Baxter and Nexell California agree that notwithstanding the termination of the Royalty Agreement, both parties will fulfill any obligations it has incurred to the other as of the Closing Date arising out of the Royalty Agreement.

          Section 4.6 LOI. The LOI is hereby terminated effective as of the
                      ---
Closing Date, and all obligations of both Baxter and Nexell thereunder are terminated, null and void as of the Closing Date.

          Section 4.7 Equipment Finance Lease. The Equipment Finance Lease is
                      -----------------------
hereby terminated effective as of the Closing Date, and all obligations of both Baxter and Nexell thereunder are terminated, null and void as of the Closing Date, provided that each of Baxter and Nexell agree that notwithstanding the termination of the Equipment Finance Lease, both parties will fulfill any obligations it has incurred to the other as of the Closing Date arising out of the Equipment Finance Lease.

          Section 4.8 Global Instrument Services Agreement. The Global
                      ------------------------------------
Instrument Services Agreement is hereby terminated effective as of the Closing Date, and all obligations of both Baxter (and its Affiliates) and Nexell California (and its Affiliates) thereunder are terminated, null and void as of the Closing Date, provided that each of Baxter (and its Affiliates) and Nexell California (and its Affiliates) agree that notwithstanding the termination of the Global Instrument Services Agreement, both parties will fulfill any obligations it has incurred to the other as of the Closing Date arising out of the Global Instrument Services Agreement.

                                   ARTICLE V
                        REPRESENTATIONS AND WARRANTIES
                        OF NEXELL AND NEXELL CALIFORNIA

          Nexell and Nexell California represent and warrant to Baxter that:

          Section 5.1 Good Standing. Nexell California is a corporation
                      -------------
organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as the same is now being conducted.

          Section 5.2 Authority. Nexell California possesses full right,
                      ---------
corporate power and legal authority to execute and deliver this Agreement and the Related Documents to be executed by Nexell California and to perform each of the agreements and make each of the representations and warranties on its part to be performed and made hereunder and thereunder.

The execution and delivery of this Agreement and the Related Documents to which Nexell California is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by Nexell California's board of directors and stockholder and do not require any further authorization, approval or consent. This Agreement and the Related Documents to be executed by Nexell California have been duly and validly executed by Nexell California and constitute the legal, valid and binding obligations of Nexell California enforceable against it in accordance with their terms subject to the qualification that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws, now or hereafter in effect, affecting creditors' rights and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for the enforcement thereof may be brought. The execution and delivery of this Agreement by Nexell California and the Related Documents to which Nexell California is a party and the performance by it of all of the transactions contemplated herein and therein do not and shall not (with or without the giving of notice or the passage of time or both) (A) violate or conflict with the Certificate of Incorporation or By-laws of Nexell California, or the constituent documents of Nexell International or (B) (1) violate or conflict with any law, rule, ruling, determination, ordinance or regulation of any Authority or any condition or provision of, (2) result in the creation or imposition of any Encumbrance upon any of the Purchased Assets pursuant to, (3) accelerate or create, or permit the acceleration or creation of, any liability or obligation of Nexell California or Nexell International under, or (4) cause a termination under or give rise to a right of termination under the terms of, any mortgage, lien, agreement, indenture, trust, instrument, order, judgment or decree to which Nexell California or Nexell International is a party or which is binding upon Nexell California or Nexell International.

          Section 5.3 Title to Purchased Assets. Except as set forth on Schedule
                      -------------------------
5.3, Nexell California (or its Affiliates) is the sole and exclusive owner of and has good and valid title to all of the Purchased Assets, free and clear of all Encumbrances, except for Permitted Encumbrances. Except as otherwise provided in any agreement between Baxter and Nexell California and/or Nexell or by applicable law, rule or regulation there exists no restriction on the use, ownership or transfer of any of the Purchased Assets by Nexell California and its Affiliates to Baxter.

          Section 5.4 Sufficiency of Assets. The Purchased Assets constitute,
                      ---------------------
and on the Closing Date will constitute, all of the assets or property used or held for use in the Toolbox Products Distribution Business as presently conducted, except for: (i) the Licensed Intellectual Property; (ii) the Sublicense Agreements; and (iii) any assets owned by Baxter or its Affiliates. Upon consummation of the transactions contemplated hereby, Baxter will have acquired good title in and to each of the Purchased Assets, free and clear of all Encumbrances, except for Permitted Encumbrances.

          Section 5.5 Nexell International. (a) Schedule 5.5(a) sets forth the
                      --------------------      ---------------
authorized capital stock of Nexell International and indicates the number of issued and outstanding shares of capital stock of Nexell International. Except as set forth in Schedule 5.5(a) and except for this Agreement, there are no
                ---------------
agreements, arrangements, options, warrants, calls, rights or commitments or any character relating to the issuance, sale, purchase or redemption of any shares of capital stock of Nexell International. All of the outstanding shares of capital stock of Nexell International are validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of

Nexell International are validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of Nexell International are owned by Nexell of record and beneficially free from all Encumbrances.

          (b) Except as set forth in the consolidated ledger of Nexell International dated June 30, 2001 attached as Schedule 5.5(b), Nexell
                                              ---------------
International is not subject to any liability, individually or in the aggregate, in excess of $10,000 (including, without limitation, unasserted claims), whether absolute, contingent, accrued or otherwise. The Intercompany Payables listed on
Schedule 5.5(b) will be extinguished with no remaining liability to Nexell
---------------
International prior to the Closing.

          (c) The consolidated ledger of Nexell International dated June 30, 2001 attached as Schedule 5.5(b) presents fairly, in all material respects, the
                 ---------------
financial position of Nexell International as of its date.

          (d) True and complete copies of the constituent documents of Nexell International have been made available to Baxter.

          (e) Nexell International does not, directly or indirectly, own, of record or beneficially, any outstanding voting securities or other equity interests in any corporation, partnership, joint venture or other entity.

          Section 5.6 Governmental Permits. (a) Nexell California and its
                      --------------------
Affiliates own, hold or possess all licenses, franchises, permits, registrations, certifications, privileges, immunities, approvals and other similar authorizations from Authorities which are necessary, advisable or customary to entitle Nexell California and its Affiliates to own, operate and use the Purchased Assets and to carry on and conduct the Toolbox Products Distribution Business substantially as conducted (herein collectively called the "Governmental Permits"), and has made all filings with, or notifications to, all
 --------------------
Authorities required. Schedule 5.6(a) sets forth a list and brief description,
                      ---------------
including the identity of the holder, of the Governmental Permits. Complete and correct copies of all such Governmental Permits, except as identified on
Schedule 5.6(a), have heretofore been delivered by Nexell California to Baxter.
---------------

          (b)  Except as set forth on Schedule 5.6(b): (i) with respect to the
                                      ---------------
Toolbox Products Distribution Business, Nexell California and its Affiliates have fulfilled and performed their obligations under the Governmental Permits, and, to the knowledge of Nexell California, no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a material breach or default under any such Governmental Permit or which permits or, after notice or lapse of time or both, would permit revocation or termination of any such Governmental Permit, or which might materially adversely affect the rights of Nexell California or its Affiliates under any such Governmental Permit; (ii) no notice of cancellation, of default or of any dispute concerning any Governmental Permit, or of any event, condition or state of facts described in the preceding clause, has been received by, or is known to, Nexell California; and (iii) each of the Governmental Permits is valid, subsisting and in full force and effect.

          Section 5.7 FDA and Related Regulatory Matters. (a) Except as set
                      ----------------------------------
forth on Schedule 5.7(a), to the knowledge of Nexell California, all Toolbox
         ---------------
Products (other than research grade products) which are manufactured, processed, packaged, labeled or held by persons other than Nexell California and its Affiliates (and other than Baxter and its Affiliates) and all facilities in which the Toolbox Products are manufactured, processed, packaged or labeled are in compliance, in all material respects, with all applicable requirements of the FDA, the USDA and any analogous Authority in any country or other jurisdiction in which such Toolbox Products are manufactured, processed, packaged, labeled, held or sold.

          (b)  To the knowledge of Nexell California, Schedule 5.7(b) sets forth
                                                      ---------------
a true and correct list of all required foreign marketing and clinical authorizations, clearances and approvals in each foreign country in which Nexell California and its Affiliates distribute any Toolbox Products (including all approvals necessary for Nexell California or such Affiliate to be paid or reimbursed therefor), including a listing of each foreign jurisdiction involved and including pending submissions that have not yet been approved. Except as set forth on Schedule 5.7(b), Nexell California or its Affiliates have obtained each
         ---------------
such required foreign marketing and clinical authorizations, clearances and approvals. Schedule 5.7(b) lists all jurisdictions in which Nexell California
           ---------------
and its Affiliates currently distribute the Toolbox Products.

          (c)  Schedule 5.7(c) sets forth a true and correct list of all PMAs,
               ---------------
510(k)s, IDEs, INDs, MAFs, DMFs, ELAs, PLAs, USDA permits and other FDA related submissions ("FDA Submissions") which (i) relate to Toolbox Products and (ii)
              ---------------
are either (A) submitted and pending, or (B) cleared and/or approved. Except as set forth in Schedule 5.7(c), all non-clinical data supporting the quality and
             ---------------
integrity of the safety data in all FDA Submissions were generated in compliance with all applicable requirements under federal, state, local or foreign law.

          (d)  Except as set forth in Schedule 5.7(d), in regard to the Toolbox
                                      ---------------
Products, Nexell California and its Affiliates have complied in all material respects with the applicable import and export provisions of federal, state and local law as well as the applicable import and export laws of relevant foreign countries.

          (e) In connection with the Toolbox Products, neither Nexell California, nor any Affiliate of Nexell California nor any representative of any of the foregoing, has made an untrue statement of a material fact or a fraudulent statement to the FDA or any other Authority or failed to disclose a material fact required to be disclosed to the FDA or any such other Authority.

          (f) Nexell California and its Affiliates own, hold or possess the Regulatory Submissions, Approvals and Files, and, to the knowledge of Nexell California, the Regulatory Submissions, Approvals and Files constitute all regulatory applications and submissions to the FDA and other regulatory authorities, marketing and clinical investigation authorizations and approvals and supporting files and documentation that are necessary, advisable or customary to entitle Nexell California and its Affiliates to own, operate and use the Toolbox Products and Purchased Assets and to carry on and conduct the Toolbox Products Distribution Business substantially as conducted.

          Section 5.8 Licensed Intellectual Property. (a) Except as set forth on
                      ------------------------------
Schedule 5.8(a) and except for Intellectual Property owned by Baxter or its
---------------
Affiliates, the Licensed Intellectual Property, Licensed Trademarks and Sublicenses constitute, and on the Closing Date will constitute, all of the Intellectual Property used or held for use in the Toolbox Products Distribution Business as presently conducted. Upon consummation of the transactions contemplated hereby, Baxter will have acquired an exclusive, worldwide license to market, sell and distribute the Toolbox Products.

          (b)  Except as set forth on Schedule 5.8(a): (i) all registrations for
                                      ---------------
copyrights, patents and trademarks included in the Licensed Intellectual Property and Licensed Trademarks are valid and in force, and all applications to register any unregistered copyrights, patents and trademarks are pending and in good standing, all without challenge of any kind; (ii) the Licensed Intellectual Property and Licensed Trademarks are valid and enforceable; (iii) Nexell California or one of its Affiliates has the sole and exclusive right to bring actions for infringement or unauthorized use of the Licensed Intellectual Property and Licensed Trademarks, and to the knowledge of Nexell California, there is no basis for any such action; (iv) none of the Toolbox Products conflicts with or infringes on or, to the knowledge of Nexell California, has been alleged to conflict with or infringe on, any patents, trademarks, trade names, service marks, copyrights or other intellectual property rights of others; (v) the consummation of the transactions contemplated hereby will not result in the loss or impairment of any of the Licensed Intellectual Property or Licensed Trademarks; (vi) the Licensed Intellectual Property and Licensed Trademarks are free and clear of all Encumbrances, except for Permitted Encumbrances; and (vii) to the knowledge of Nexell California, there are no third parties using any of the Licensed Intellectual Property or Licensed Trademarks.

          (c)  Schedule 5.8(c) lists all license agreements (royalty bearing or
               ---------------
royalty free) and supply agreements relating to the Toolbox Products Distribution Business.

          Section 5.9 Assigned Contracts. (a) There is no existing breach of any
                      ------------------
of the Assigned Contracts by Nexell California (or its Affiliate), no event has occurred which, with the lapse of time or the giving of notice or both, is reasonably likely to constitute a breach of any such agreement by Nexell California (or its Affiliate) or give rise to a right on the part of any of the other parties thereto to terminate such agreement or, to the knowledge of Nexell California, to deprive Nexell California (or its Affiliate) of any right, or accelerate any of its obligations, thereunder.

          (b) To Nexell California's knowledge, there is no existing breach of any of the Assigned Contracts by any party (other than Nexell California (or its Affiliate)) thereto and no event has occurred which, with the lapse of time or the giving of notice or both, is reasonably likely to constitute a breach thereof by such other party or give rise to a right on the part of Nexell California (or its Affiliate) to terminate such agreement or to deprive the other party of any right, or accelerate any obligation of such party, thereunder.

          (c)  Except as set forth on Schedule 5.9, each of the Assigned
                                      ------------
Contracts listed on Schedule 2.2(b) constitutes a valid and binding obligation
                    ---------------
of the parties thereto and is in full force and effect and, except as identified on Schedule 2.3, may be transferred to Baxter pursuant to this Agreement and
   ------------
will continue in full force and effect thereafter, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party. Nexell California is not currently renegotiating any of the Assigned Contracts or paying liquidated damages in lieu of performance thereunder. Complete and correct copies of each of the Assigned Contracts as currently in effect, including all pricing terms, have heretofore been delivered to Baxter. Except (i) as set forth on Schedule 5.9, and (ii) for
                                                     ------------
the contracts designated as "terminated" on Schedule 5.15, the contracts
                                            -------------
designated "Customer Contracts," the contracts designated "Distributor Contracts" and the contracts designated "Supply Contracts" on Schedule 2.2(b)
                                                              ---------------
constitute all of the agreements of the Toolbox Products Distribution Business with customers, distributors and suppliers, respectively. There has been no prepayment of any amounts to Nexell California by customers pursuant to any of the Assigned Contracts except for the Pre-Paid Amounts listed on Schedule
                                                                 --------
2.2(b), and the list of Pre-Paid Amounts on Schedule 2.2(b) is accurate in all
------                                      ---------------
material respects.

          (d) Other than the Assigned Contracts, the license agreements and supply agreements set forth on Schedule 5.8(c) and any agreements with Baxter or
                               ---------------
its Affiliates, there are no material contracts relating to the Toolbox Products Distribution Business.

          (e) Nexell California represents and warrants that the Co-Development Agreement dated April 28, 2000 by and between Nexell and Takara Shuzo Co., Ltd. has expired.

          Section 5.10 Customers and Distributors. Set forth on Schedule 5.10 is
                       --------------------------               -------------
a list of names and addresses of all customers and distributors of the Toolbox Products Distribution Business who are parties to any of the Assigned Contracts. Except as set forth on Schedule 5.10, there exists no actual or, to the
                       -------------
knowledge of Nexell California, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship with any of the customers or distributors party to the Assigned Contracts, and there exists no present or future condition or state of facts or circumstances involving customers or distributors which Nexell California can now reasonably foresee would materially adversely affect the Toolbox Products Distribution Business or prevent the conduct of the Toolbox Products Distribution Business after the consummation of the transactions contemplated by this Agreement in essentially the same manner in which it has heretofore been conducted.

          Section 5.11 Accounts Receivable; Inventories. (a) Except as set forth
                       --------------------------------
on Schedule 5.11(a), all trade accounts receivable of the Toolbox Products
   ----------------
Distribution Business reflected on Schedule 2.1(a)(ii), and to be reflected on
                                   -------------------
the Balance Sheet, are good and collectible in the ordinary course of business at the aggregate recorded amounts thereof, net of any applicable allowance for doubtful accounts reflected on Schedule 2.1(a)(ii) hereto. None of the trade
                               -------------------
accounts receivable set forth on Schedule 2.1(a)(ii) hereto is older than one
                                 -------------------
hundred twenty (120) days. Schedule 2.1(a)(ii) sets forth the trade accounts
                           -------------------
receivable of the Toolbox Products Distribution Business as of the date hereof and includes for each account receivable a listing of the payor, the amount outstanding and the product(s) to which such receivable relates. Nexell California shall update such schedule as of the Closing Date. All trade accounts receivable of the Toolbox Products Distribution Business have arisen from bona fide transactions by Nexell California or its Affiliates in the ordinary course of the Toolbox Products Distribution Business.

          (b)  Schedule 2.1(a)(i) sets forth, as of the date hereof, the
               ------------------
inventory of finished goods of the Toolbox Products Distribution Business (which do not include any obsolete inventory or Excluded Inventory). Nexell California shall update such schedule as of the Closing Date. Except as set forth on
Schedule 5.11(b), the inventories of Nexell California and its Affiliates listed
----------------
on Schedule 2.1(a)(i) as of the date hereof and to be reflected on the Balance
   ------------------
Sheet (i) are in good, merchantable and usable condition, (ii) do not include any inventory consisting of expired product, recalled product or product not saleable, including product not saleable due to governmental or regulatory agency action or noncompliance with any other legal or administrative requirements, or product subject to dating that has an expiration date less than one hundred eighty (180) days after the Closing Date (collectively, "Excluded
                                                                     --------
Inventory"), (iii) are or will be reflected in the balance sheets of Nexell
---------
California and its Affiliates at the lower of cost or market in accordance with GAAP and (iv) are of a quality and quantity saleable in the ordinary course of business. The inventory obsolescence policies of Nexell California and its Affiliates are appropriate for the nature of the products sold and the marketing methods used by Nexell California and its Affiliates. Such inventory obsolescence policies include an immediate write-down to net realizable value for obsolete inventory, as follows: (y) if an item has been available for use in production or sale for one (1) year, but has not sold or been used in production, it shall be considered for reserve as an obsolete item; (z) if an item is slow-moving, in that it has been available for use in production or sale for six (6) months, but has not sold or been used in production, it shall be considered for a fifty percent (50%) write-down, unless specific facts or business conditions warrant a higher level of reserve. Nexell California has heretofore made available to Baxter a list of places where material inventories of Nexell California and its Affiliates were located as of June 30, 2001.

          Section 5.12 Taxes. (a) Except as set forth on Schedule 5.12(a): (i)
                       -----                             ----------------
Nexell California and its Affiliates have, in respect of the Toolbox Products Distribution Business and the Purchased Assets, filed all Tax Returns which are required to be filed and have paid all Taxes which have become due pursuant to such Tax Returns or pursuant to any assessment which has become payable; (ii) all such Tax Returns are complete and accurate and disclose all Taxes required to be paid in respect of the Toolbox Products Distribution Business and the Purchased Assets; (iii) all such Tax Returns have been examined by the relevant Taxing Authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (iv) neither Nexell California nor its Affiliates is currently the beneficiary of any extension of time within which to file any Tax Return; (v) there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened with respect to Taxes of the Toolbox Products Distribution Business or the Purchased Assets and, to Nexell California's knowledge, no basis exists therefore; (vi) all monies required to be withheld by Nexell California and its Affiliates (including from employees of the Toolbox Products Distribution Business for income Taxes and social security and other payroll Taxes) have been collected or withheld, and either paid to the respective Taxing Authorities, set aside in accounts for such purpose, or accrued, reserved against and entered upon the books of the Toolbox Products Distribution Business.

          (b)  Except as set forth on Schedule 5.12(b): (i) Nexell International
                                      ----------------
has filed all Tax Returns required to be filed; (ii) all such Tax Returns are complete and accurate and disclose all Taxes required to be paid or deposited by Nexell International; (iii) Nexell International is not currently the beneficiary of any extension of time within which to file any

Tax Return; (iv) all Taxes (whether or not shown on any Tax Return) owed by Nexell International have been timely paid; (v) Nexell International has not waived or been requested to waive any statute of limitations in respect of Taxes which waiver is currently in effect; (vi) the Tax Returns referred to in clause
(i) have been examined by the appropriate Taxing Authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (vii) there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened with respect to Taxes of Nexell International and, to the knowledge of Nexell California and Nexell International, no basis exists therefor; (viii) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) have been paid in full; (ix) all Tax Sharing Arrangements and Tax indemnity arrangements relating to Nexell International (other than this Agreement) will terminate prior to the Closing Date and Nexell International will not have any liability thereunder on or after the Closing Date; (x) there are no liens for Taxes upon the assets of Nexell International except liens relating to current Taxes not yet due; (xi) all Taxes which Nexell International is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of Nexell International.

          Section 5.13 Employees.
                       ---------

          (a)  U.S. Employees. (i) Schedule 5.13(a)(i) sets forth a true, full
               --------------               ----------
and accurate list of the names, dates of commencement of employment and salaries, jurisdiction of employment and employing entity of the Key Employees. Within five business days after the date hereof, Nexell California shall provide Baxter with a reasonable description of fringe benefits, including any incentive or discretionary bonus arrangements, and other material terms and conditions of employment of all the Key Employees. Except as set forth on Schedule 5.13(a)(i),
                                                            -------------------
no such employee is entitled to any claim for compensation on termination of his or her employment by Nexell California or any of its Affiliates, nor is any such employee entitled to special or additional compensation or other payment in connection with Baxter's acquisition of the Purchased Assets or the consummation of the transactions contemplated hereunder. Except as set forth on Schedule
                                                                   --------
5.13(a)(i), no Key Employee has indicated to Nexell California or its Affiliates
----------
that he or she intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise within two (2) years after the Closing Date.

               (ii)  Except as set forth on Schedule 5.13(a)(ii), Nexell
                                            --------------------
         California and its Affiliates have complied with all applicable laws, rules and regulations which relate to prices, wages, hours, discrimination in employment and collective bargaining and is not liable for any arrears of wages (other than normal accruals reflected in the books and records of Nexell California and its Affiliates) or any Taxes or penalties for failure to comply with any of the foregoing. Nexell California and its Affiliates have no liabilities pursuant to the Workers Adjustment and Retraining Notification Act ("WARN"), and
                                                                  ----
         the transactions contemplated by this Agreement will not give rise to any liabilities pursuant to WARN for either Nexell California and its Affiliates or Baxter. Nexell California believes that its relations with the employees of the Toolbox Products Distribution Business are satisfactory. Nexell California and its Affiliates are not a party to, and the Toolbox Products Distribution Business is not affected by, or to the knowledge of the Nexell Group, threatened with, any dispute or controversy with a union or with respect to unionization or collective bargaining involving the employees of the Toolbox Products

     Distribution Business. Nexell California and its Affiliates are not affected by any dispute or controversy with a union or with respect to unionization or collective bargaining involving any customer or distributor of the Toolbox Products Distribution Business. To the knowledge of the Nexell Group, there is no union organizing or election activities involving any non-union employees of the Toolbox Products Distribution Business which have occurred since December 31, 2000 or which is threatened.

          (b)  Non-U.S. Employees. (i) Schedule 5.13(b)(i) includes a true, full
               ------------------      -------------------
and accurate list of the names, dates of commencement of employment and salaries and jurisdiction of employment of all the current employees of Nexell International. Except as set forth in Schedule 5.5(b), Nexell International has,
                                      ---------------
or will have, paid, accrued and expensed all employee-related liabilities relative to service prior to the Closing Date. Except as set forth in Schedule
                                                                      --------
5.13(b)(i), no employee of Nexell International ("Nexell International
----------                                        --------------------
Employee") has indicated to his or her employer that he or she intends to resign
--------
or retire as a result of the transactions contemplated by this Agreement or otherwise within two (2) years after the Closing Date.

               (ii)  Except as set forth in Schedule 5.13(b)(ii), Nexell
                                            --------------------
     International has complied with all applicable laws, rules and regulations which relate to prices, wages, hours, employment and collective bargaining and are not liable for any arrears of wages (other than normal accruals reflected in the books and records of Nexell International). Nexell International believes that its relations with their employees are satisfactory. Nexell International is not affected by or threatened with any dispute or controversy with a union or with respect to unionization involving its employees and, to the knowledge of the Nexell Group, there is no union organizing or election activities involving any non-union employees which have occurred since December 31, 2000 or which is threatened.

               (iii) Schedule 5.13(b)(iii) includes a complete list of all
                     ---------------------
     Employee Benefit Plans. True and complete copies of all such Employee Benefit Plans, including, but not limited to, any trust instrument or insurance contract forming a part of any such Employee Benefit Plan, and all amendments thereto, have been provided or made available to Baxter. Except as set forth in Schedule 5.13(b)(iii) each Employee Benefit Plan
                            ---------------------
     complies with all applicable local laws, and any contract or labor, works council or collective bargaining agreement, and has been administered in accordance with its terms. All contributions, premiums and other payments due from Nexell International to (or under) an Employee Benefit Plan through the date of this Agreement and as of the Closing Date have been fully paid or, to the extent not required to be paid on or before such date, have been provisioned for. Except as set forth in Schedule
                                                             --------
     5.13(b)(iii) there are no liabilities arising out of or under any Employee
     ------------
     Benefit Plan or other employee benefit plan sponsored, maintained or contributed to by Nexell International, whether absolute, accrued, contingent or otherwise, that relate to the period prior to the Closing Date and would become a liability of Baxter and its Affiliates, upon or after the consummation of the transactions contemplated by this Agreement other than those liabilities which arise out of an event occurring after the Closing Date under an Employee Benefit Plan.

          Section 5.14 No Violation, Litigation or Regulatory Action. Except as
                       ---------------------------------------------
set forth in Schedule 5.14:
             -------------

          (a) The Purchased Assets and their uses comply with all applicable Requirements of Laws and Court Orders;

          (b) Nexell California and its Affiliates have complied with all Requirements of Laws and Court Orders which are applicable to the Purchased Assets or the Toolbox Products Distribution Business;

          (c) There are no lawsuits, claims, suits, proceedings or investigations pending or, to the knowledge of Nexell California, threatened against or affecting Nexell California or its Affiliates in respect of the Purchased Assets or the Toolbox Products Distribution Business nor, to the knowledge of Nexell California, is there any basis for any of the same, and there are no lawsuits, suits or proceedings pending in which Nexell California or one of its Affiliates is the plaintiff or claimant and which relate to the Purchased Assets or the Toolbox Products Distribution Business;

          (d) There is no action, suit or proceeding pending or, to the knowledge of Nexell California, threatened which questions the legality or propriety of the transactions contemplated by this Agreement; and

          (e) To the knowledge of the Nexell Group, no legislative or regulatory proposal has been adopted or is pending which could adversely affect the Toolbox Products Distribution Business.

          Section 5.15 Contracts with Baxter. Schedule 5.15 contains a true,
                       ---------------------  -------------
correct and complete list of all contracts between Nexell California (or any Affiliate of Nexell California) and Baxter (or any Affiliate of Baxter) in effect on the day prior to the Closing Date. Except as set forth in such Schedule, all of the contracts listed on Schedule 5.15 will be terminated as of
                                         -------------
the Closing Date.

          Section 5.16 Other Information. None of the information contained in
                       -----------------
this Agreement or the Schedules attached hereto is false or misleading in any material respect or omits to state a fact herein or therein necessary in order to make the statements herein or therein not misleading in any material respect.

                                  ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF NEXELL

          Nexell represents and warrants to Baxter that:

          Section 6.1 Good Standing. Nexell is a corporation organized, validly
                      -------------
existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as the same is now being conducted.

          Section 6.2 Authority. Nexell possesses full right, corporate power
                      ---------
and legal authority to execute and deliver this Agreement and the Related Documents to be executed by Nexell and to perform each of the agreements and make each of the representations and warranties on its part to be performed and made hereunder and thereunder. The execution and delivery of this Agreement by Nexell and the Related Documents to which Nexell is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by Nexell's board of directors and stockholders to the extent required by law or Nexell's organizational documents and do not require any further authorization, approval or consent. This Agreement and the Related Documents to be executed by Nexell have been duly and validly executed by Nexell and constitute the legal, valid and binding obligations of Nexell enforceable against it in accordance with their terms subject to the qualification that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws, now or hereafter in effect, affecting creditors' rights and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for the enforcement thereof may be brought. The execution and delivery of this Agreement by Nexell and the Related Documents to which Nexell is a party and the performance by it of all of the transactions contemplated herein and therein do not and shall not (with or without the giving of notice or the passage of time or both) (A) violate or conflict with the Certificate of Incorporation or By-laws of Nexell, or (B) (1) violate or conflict with any law, rule, ruling, determination, ordinance or regulation of any Authority or any condition or provision of, (2) result in the creation or imposition of any Encumbrance upon any of the assets of Nexell pursuant to, (3) accelerate or create, or permit the acceleration or creation of, any liability or obligation of Nexell under, or (4) cause a termination under or give rise to a right of termination under the terms of, any mortgage, lien, agreement, indenture, trust, instrument, order, judgment or decree to which Nexell is a party or which is binding upon Nexell.

          Section 6.3 SEC Documents and Other Reports. Nexell has filed all
                      -------------------------------
required documents (including proxy statements) with the SEC since January 1, 2000 (the "Nexell SEC Documents"). As of their respective dates, the Nexell SEC
           --------------------
Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Nexell SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of Nexell included in the Nexell SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of Nexell as at the respective dates thereof and the consolidated results of its operations and its consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Nexell SEC Documents or as required by GAAP, Nexell has not, since March 31, 2001, made any change in the accounting practices or policies applied in the preparation of financial statements. Since March 31, 2001, there has been no change that is or could reasonably be expected (as far as can be foreseen at the time) to be materially adverse to the business, operations, properties, results of operations, or condition (financial or otherwise), with all such matters being considered in the aggregate, of the Toolbox Products Distribution Business or the Purchased Assets.

                                  ARTICLE VII
                   REPRESENTATIONS AND WARRANTIES OF BAXTER

          Baxter represents and warrants to Nexell California that:

          Section 7.1 Good Standing. Baxter is a corporation organized, validly
                      -------------
existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as the same is now being conducted.

          Section 7.2 Authority. Baxter possesses full right, corporate power
                      ---------
and legal authority to execute and deliver this Agreement and the Related Documents to be executed by Baxter and to perform each of the agreements and make each of the representations and warranties on its part to be performed and made hereunder and thereunder. The execution and delivery of this Agreement by Baxter and the Related Documents to be executed by Baxter and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Baxter. This Agreement and the Related Documents to which Baxter is a party have been duly and validly executed by Baxter and constitute the legal, valid and binding obligations of Baxter enforceable against it in accordance with their terms subject to the qualification that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws, now or hereafter in effect, affecting creditors' rights and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for the enforcement thereof may be brought. The execution and delivery of this Agreement by Baxter and the Related Documents to which Baxter is a party and the performance by it of all of the transactions contemplated herein and therein do not and shall not (with or without the giving of notice or the passage of time or both) (A) violate or conflict with the Certificate of Incorporation or By-laws of Baxter, or (B) (1) violate or conflict with any law, rule, ruling, determination, ordinance or regulation of any Authority or any condition or provision of, (2) result in the creation or imposition of any Encumbrance upon any of the assets of Baxter pursuant to, (3) accelerate or create, or permit the acceleration or creation of, any liability or obligation of Baxter under, or (4) cause a termination under or give rise to a right of termination under the terms of, any mortgage, lien, agreement, indenture, trust, instrument, order, judgment or decree to which Baxter is a party or which is binding upon Baxter.

                                 ARTICLE VIII
                       ACTIONS PRIOR TO THE CLOSING DATE

          The respective parties hereto covenant and agree to take the following actions between the date hereof and the Closing Date:

          Section 8.1 Investigation of the Toolbox Products Distribution
                      --------------------------------------------------
Business by Baxter. The Nexell Group shall afford to the officers, employees and
------------------
authorized representatives of Baxter (including, without limitation, independent public accountants and attorneys) complete access during normal business hours to the offices, properties, employees and business and financial records (including computer files, retrieval programs and similar documentation) of the Toolbox Products Distribution Business to the extent Baxter shall deem necessary or desirable and shall furnish to Baxter or its authorized representatives such additional information concerning the Purchased Assets and the operations of the Toolbox Products Distribution Business as shall be reasonably requested, including all such information as shall be necessary to enable Baxter or its representatives to verify the accuracy of the representations and warranties contained in this Agreement, to verify that the covenants of Nexell and Nexell California contained in this Agreement have been complied with and to determine whether the conditions set forth in Article XI have been satisfied. Baxter agrees that such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of Nexell California. No investigation made by Baxter or its representatives hereunder shall affect the representations and warranties of Nexell California or Nexell hereunder.

          Section 8.2 Preserve Accuracy of Representations and Warranties. Each
                      ---------------------------------------------------
of the parties hereto shall refrain from taking any action which would render any representation or warranty contained in Article V, VI or VII of this Agreement inaccurate as of the Closing Date. Each party shall promptly notify the other of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. Nexell California shall promptly notify Baxter of any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced against Nexell California (or its Affiliates) which would have been listed in Schedule 5.14 if such
                                                    -------------
lawsuit, claim, proceeding or investigation had arisen prior to the date hereof.

          Section 8.3 Series B Consent; Governmental Approvals. (a) During the
                      ----------------------------------------
period prior to the Closing Date, Nexell will use commercially reasonable efforts to obtain the Series B Consent as expeditiously as reasonably practicable. Baxter shall cooperate with reasonable requests from Nexell in Nexell's efforts to secure the Series B Consent; provided, however, that Baxter
                                                 --------  -------
shall have no obligation to make any payments or accommodation (financial or otherwise) in connection with securing the Series B Consent.

          (b) During the period prior to the Closing Date, Nexell California and Baxter shall act diligently and reasonably, and shall cooperate with each other, to secure any consents and approvals of any Authority required to be obtained by them in order to assign or transfer any Governmental Permits to Baxter or its Affiliates or to permit the consummation of the transactions contemplated by this Agreement; provided that neither Nexell California nor any
                                --------
of its Affiliates shall make any agreement or understanding affecting the Purchased Assets or the Toolbox Products Distribution Business as a condition for obtaining any such consents or approvals except with the prior written consent of Baxter.

          Section 8.4 Operations Prior to the Closing Date. (a) Nexell
                      ------------------------------------
California and Nexell shall operate and carry on the Toolbox Products Distribution Business only in the ordinary course and substantially as presently operated. Consistent with the foregoing, Nexell California and Nexell shall keep and maintain the Purchased Assets in good operating condition and repair and shall use commercially reasonable efforts consistent with good business practice to maintain the business organization of the Toolbox Products Distribution Business intact and to preserve the goodwill of the suppliers, contractors, licensors, employees, customers, distributors and others having business relations with the Toolbox Products Distribution Business. In connection therewith, Nexell California and Nexell shall not (i) transfer or cause to be transferred from the Toolbox Products Distribution Business any employee or agent thereof, except as contemplated by this Agreement and the transactions contemplated hereby, (ii) offer employment after the Closing Date to any such employee or agent or (iii) otherwise attempt to persuade any such person to terminate his or her relationship with Nexell California (or its Affiliates).

          (b) Except as expressly contemplated by this Agreement or except with the express written approval of Baxter or as set forth on Schedule 8.4(b),
                                                          ---------------
Nexell California (and its Affiliates) shall not:

               (i) make any expenditures in excess of $10,000 individually or $200,000 in the aggregate to suppliers of the Toolbox Products Distribution Business or enter into any contract or commitment therefor;

               (ii) enter into any contract, agreement, undertaking or commitment which would have been required to be set forth in Schedule
                                                                  --------
     2.2(b) or as described in Section 5.9(d) if in effect on the date hereof,
     ------
     or enter into any contract which cannot be assigned to Baxter or a permitted assignee of Baxter without the consent of the other part(y)(ies) thereto, or enter into any license agreement relating to the Toolbox Products Distribution Business or the Licensed Intellectual Property;

               (iii) sell, lease (as lessor), transfer or otherwise dispose of (including any transfers from Nexell California to any of its Affiliates), or mortgage or pledge, or impose or suffer to be imposed any Encumbrance on, any of the Purchased Assets, other than inventory and minor amounts of personal property sold or otherwise disposed of for fair value in the ordinary course of the Toolbox Products Distribution Business consistent with past practice and other than Permitted Encumbrances;

               (iv) cancel any debts owed to or claims held by Nexell California (or its Affiliates) (including the settlement of any claims or litigation) other than in the ordinary course of the Toolbox Products Distribution Business consistent with past practice;

               (v) accelerate or delay collection of any notes or accounts receivable generated by the Toolbox Products Distribution Business in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of the Toolbox Products Distribution Business consistent with past practice or collect or agree to collect any such receivable for less than the face amount thereof;

               (vi) delay or accelerate payment of any account payable or other liability of the Toolbox Products Distribution Business beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of the Toolbox Products Distribution Business consistent with past practice;

               (vii) allow the levels of raw materials, supplies, work-in-process or other materials included in the inventory of the Toolbox Products Distribution Business to decline below the level necessary for the continued operation of the Toolbox Products Distribution Business;

               (viii) make, or agree to make, any payment of cash or distribution of assets to Nexell California or any of its Affiliates (other than cash realized upon collection of receivables generated in the ordinary course of the Toolbox Products Distribution Business);

               (ix) create, incur or assume, or agree to create, incur or assume, any indebtedness for borrowed money or enter into, as lessee, any capitalized lease obligations (as defined in Statement of Financial Accounting Standards No. 13);

               (x) institute any increase in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other employee benefit plan with respect to employees of the Toolbox Products Distribution Business; or

               (xi) change the compensation of the Key Employees or the employees of Nexell International, other than changes made in accordance with normal compensation practices and consistent with past compensation practices.

          (c) Prior to the Closing Date Nexell California and its Affiliates shall afford to the Baxter Representatives reasonable access to its facilities, and will cause one or more of its designated representatives to consult as requested by Baxter on a regular basis with the Baxter Representatives and to discuss the general status of ongoing operations of the Toolbox Products Distribution Business. Without limiting the generality of the foregoing, each of Nexell California and Nexell shall use commercially reasonable efforts to ensure that the Baxter Representatives are given reasonable advance notice of any action or commitment which could be expected to involve a commitment, expenditure, or other obligation (other than payments to employees in accordance with normal compensation practices and consistent with past compensation practices) relating to the Toolbox Products Distribution Business in an amount exceeding $10,000. Nexell California and Nexell shall promptly provide the Baxter Representatives with copies of any materials and correspondence relating to any of the notifications, communications, complaints or occurrences listed in
Section 8.5.

          Section 8.5 Notification by Nexell California of Certain Matters.
                      ----------------------------------------------------
During the period prior to the Closing Date, Nexell California will promptly advise Baxter in writing of (i) any material adverse change in the condition of the Purchased Assets or the Toolbox Products Distribution Business, (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, (iii) any material default under any Assigned Contract or event which, with notice or lapse of time or both, would become such a default on or prior to the Closing Date and of which Nexell California has knowledge, and (iv) any complaints by customers or distributors received by Nexell California or its Affiliates relating to the Toolbox Products Distribution Business.

          Section 8.6 Insurance. Until the Closing Date, Nexell California and
                      ---------
its Affiliates shall maintain or cause to be maintained in force (including necessary renewals thereof) insurance policies against risk and liabilities to the extent and in the manner heretofore maintained by Nexell California and its Affiliates with respect to the Toolbox Products Distribution Business and the Purchased Assets.

                                  ARTICLE IX
                                   COVENANTS

          Section 9.1 Facilitation of Possession. Subsequent to the date hereof,
                      --------------------------
Nexell California, at the request of Baxter, shall write letters to, and otherwise communicate with third parties, and do such other reasonable acts and things as may be necessary or appropriate, to facilitate the gaining of possession by Baxter of the applicable Purchased Assets.

          Section 9.2 Further Assurances and Cooperation. On and subsequent to
                      ----------------------------------
the Closing Date and subject to the terms and conditions hereof, each of Baxter, Nexell California and Nexell covenants and warrants that it shall, whenever and as often as it shall be reasonably requested to do so by the other party to this Agreement, execute, acknowledge and deliver or cause to be executed, acknowledged and delivered, any and all such further documents and instruments as may be reasonably necessary, expedient or proper in order to complete any and all of the conveyances, transfers, sales and assignments herein provided for.

          Section 9.3 Non-Solicitation. Nexell, Nexell California and their
                      ----------------
Affiliates shall not solicit for employment or otherwise seek to contract for the services of any employee of Baxter or its Affiliates involved in the Toolbox Products Distribution Business or employee hired by Baxter or its Affiliates pursuant to this Agreement until one (1) year after the termination of such employee's employment with Baxter or its Affiliates. No offer or other form of solicitation of employment will be made at any time when the employment of such person is prohibited by this Agreement. Such solicitation shall not be deemed to include the placement of advertisements for employment in any general or industry publications or the acceptance of unsolicited inquiries from employees covered by this restriction in the normal course of business. In addition to all other causes of action and damages Baxter may have, it is also agreed that Baxter will also have the right to injunctive relief with respect to a breach of this Section 9.3.

          Section 9.4 Transition Employees. As of the Closing Date, Baxter and
                      --------------------
Nexell California shall enter into an Employee Lease Agreement substantially in the form attached as Exhibit G hereto (the "Employee Lease Agreement"). Schedule
                     ---------              ------------------------    --------
9.4 sets forth a list of the transition employees to be covered by the Employee
---
Lease Agreement, and Nexell California agrees to use commercially reasonable efforts to retain the services of the transition employees through the Closing and until the expiration of the transition period specified in the Employee Lease Agreement.

          Section 9.5 Certain Contracts. Nexell California and its Affiliates
                      -----------------
covenant and agree that they shall use commercially reasonable efforts to assist Baxter in seeking the termination of each of the following contracts: (i) the Distribution Agreement dated March 22, 2001 by and between Nexell California and E-Wha International Inc.; (ii) the Distribution Agreement dated March 22, 2001 by and between Nexell California and YH Biotek, Inc.; (iii) the Distribution Agreement dated April 15, 2000 by and between Nexell International and GR. Dinga Sons S.A.; and (iv) the Distribution Agreement dated July 27, 2000 by and between

Nexell International and GR. Dinga Sons S.A. In addition, Nexell California and its Affiliates shall cooperate with reasonable requests from Baxter in order to facilitate the fulfillment of Baxter's obligations thereunder.

          Section 9.6 Related Documents. Baxter and Nexell and/or Nexell
                      -----------------
California agree to enter into each of the following agreements as of the Closing Date, each in form and substance reasonably acceptable to each party thereto (the "Related Documents"):
              -----------------

          (a)  The Distribution License;

          (b)  The Supply Agreement;

          (c)  The First BD Sublicense Agreement;

          (d)  The Second BD Sublicense Agreement;

          (e)  The Dorken Sublicense Agreement;

          (f) Sublicense agreements between Baxter and Nexell California with respect to the agreements set forth on Schedule 9.6(f) substantially in the form
                                       ---------------
attached as Exhibit F hereto; and
            ---------

          (g)  The Employee Lease Agreement.

          Section 9.7 Pre-Paid European Taxes. Subsequent to the Closing, Baxter
                      -----------------------
agrees to, or to cause its Affiliates to, use commercially reasonable efforts to cause Baxter and its Affiliates and Nexell International to obtain the benefits of the Pre-Paid European Taxes and to cause such Pre-Paid European Taxes to become Recovered European Taxes; provided, however that this Section 9.7 shall
                                 --------  -------
not in any way limit or otherwise affect Baxter's ability to effect any corporate reorganization or restructuring.

          Section 9.8 Use of Name. Beginning as of the Closing Date, Nexell
                      -----------
grants to Baxter a royalty-free, limited, worldwide license to use the name "Nexell International" in connection with the business conducted by Nexell International up to the Closing Date; provided, however, that such use by Baxter
                                      --------  -------
shall cease upon the earlier of (i) the name change of Nexell International to a name not containing the word "Nexell" or (iii) six (6) months following the Closing Date. This Section 9.8 shall not in any way limit or otherwise modify the license of the Licensed Trademarks pursuant to the Distribution License.

          Section 9.9 Remittance of Receivables. If, after the Closing Date,
                      -------------------------
Nexell California or its Affiliates shall receive any remittance from any account debtors with respect to the trade accounts receivable being conveyed to Baxter pursuant to this Agreement, Nexell California or such Affiliate shall endorse such remittance to the order of Baxter and forward it to Baxter promptly upon receipt thereof.

                                   ARTICLE X
                        EMPLOYMENT OF CERTAIN EMPLOYEES

          Section 10.1 U.S. Employees and Employment Matters. (a) Subject to any
                       -------------------------------------
employees that Baxter or its Affiliates may hire pursuant to Section 10.1(c) and
                                                             ---------------
other than as Baxter may otherwise agree in its discretion, and other than the employees of Nexell International, no person who is an employee of Nexell California or any of its Affiliates (an "Employee") shall transfer employment to
                                         --------
Baxter or any of its Affiliates in connection with Baxter's purchase of assets pursuant to this Agreement. Nothing contained in this Agreement shall obligate Baxter to employ any Employee or any person on layoff status with Nexell California or any of its Affiliates. Nexell California shall retain the sole responsibility for all matters relating to the maintenance of personnel and payroll records, the withholding and payment of federal, state and local income and payroll taxes, the payment of workers' compensation and unemployment compensation insurance, salaries, wages and pension, welfare and other fringe benefits, including any severance which may be triggered as a result of any termination of employment (including all severance liabilities incurred on or prior to the Closing Date) and the conduct of all other matters relating to labor relations, including compliance with Nexell California's obligations under any applicable collective bargaining agreements and all negotiations and communications with any union relating to employment of the Employees by Nexell California. Nexell California shall retain liability for compliance with all applicable labor and employment laws relating to the Employees in connection with their employment by Nexell California or any of its Affiliates (including, without limitation, any WARN Act liability).

          (b) Nexell California shall retain all liabilities under its employee benefits plans, programs, agreements and arrangements, including (i) any liabilities relating to any noncompliance with applicable laws, including ERISA, the Code and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and (ii) any liabilities which arise as a result of Nexell
          -----
California's joint and several liability through its relationship with an Affiliate. Nexell California shall be solely responsible to provide continuation coverage under COBRA and any other applicable state law to any Employee or beneficiary of any Employee who is entitled to such continuation coverage.

          (c) Baxter represents and warrants to Nexell California that prior to Closing Baxter or its Affiliates will extend written offers of employment to the employees of Nexell California set forth on Schedule 10.1(c) (the "Key
                                            ----------------       ---
Employees"). Such written offers of employment will be substantially in the form
---------
of the offer letters previously delivered to Nexell California. All Key Employees who accept Baxter's offer of employment ("Accepting Employees") shall
                                                    -------------------
be terminated from employment with Nexell California or its Affiliates immediately prior to Closing, and shall immediately after the Closing begin working for Baxter or its Affiliates. Nexell California acknowledges and agrees that Baxter in its sole discretion may hire any employees of the Toolbox Products Distribution Business other than the Key Employees to work for a period that commences as of or after the Closing Date, and Nexell California shall take such actions as Baxter may reasonably request to arrange for these individuals to discuss with Baxter their entering into employment arrangements with Baxter (each such employee that accepts an offer from Baxter for employment, an "Additional Baxter Hire"). Nexell California shall remain responsible for the
 ----------------------
payment of salary, wages, vacation, sick pay, bonus or similar compensation or benefits to Accepting Employees and Additional

Baxter Hires accruing up to and including the date of termination of such employee's employment with Nexell California or its Affiliates.

          (d) Notwithstanding anything herein to the contrary, the provisions of this Section 10.1 shall not apply to Nexell International.

          Section 10.2 Stock Option Programs. Nexell shall be responsible for
                       ---------------------
any and all payments, withholding and reporting obligations that arise on or after the Closing Date under terms of any stock option programs including payments, if any, which may be made by Nexell in its sole discretion, to settle option rights under such programs.

                                  ARTICLE XI
                             CONDITIONS TO CLOSING

          Section 11.1 Conditions Precedent to Obligations of Baxter. The
                       ---------------------------------------------
obligations of Baxter under this Agreement shall, at the option of Baxter, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          (a)  Representations and Warranties.  Each of the representations and
               ------------------------------
warranties made in Articles V and VI of this Agreement (i) that is qualified as to materiality shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made or given on and as of the Closing Date and (ii) that is not qualified with respect to materiality shall be true in all material respects on and as of the Closing Date with the same effect as though made or given on and as of the Closing Date; and there shall have been delivered to Baxter certificates to such effect, dated the Closing Date, signed on behalf of each of Nexell California and Nexell by the President or any Vice President of Nexell California and Nexell, respectively.

          (b)  No Restraint or Litigation.  No action, suit, investigation or
               --------------------------
proceeding shall have been instituted or threatened to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

          (c)  Necessary Consents. Nexell California shall have received
               ------------------
consents, in form and substance reasonably satisfactory to Baxter, from the other parties to all contracts and agreements to which Nexell California (or one of its Affiliates) is a party and which are specified in Schedule 11.1(c) (the
                                                         ----------------
"Necessary Consents").
 ------------------

          (d)  Performance of Obligations of the Nexell Group. The Nexell Group
               ----------------------------------------------
shall have performed or complied in all material respects with all obligations, conditions and covenants required to be performed by it under this Agreement on or prior to the Closing Date, including but not limited to the execution of the Related Documents.

          (e)  Series B Consent.  The Series B Consent shall have been obtained.
               ----------------

          Section 11.2 Conditions Precedent to the Obligations of the Nexell
                       -----------------------------------------------------
Group. The obligations of the Nexell Group under this Agreement shall, at the
-----
option of the Nexell Group, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          (a)  Representations and Warranties. Each of the representations and
               ------------------------------
warranties made in Articles VII of this Agreement (i) that is qualified as to materiality shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made or given on and as of the Closing Date and (ii) that is not qualified with respect to materiality shall be true in all material respects on and as of the Closing Date with the same effect as though made or given on and as of the Closing Date; and there shall have been delivered to the Nexell Group a certificate to such effect, dated the Closing Date, signed on behalf of Baxter by the President or any Vice President of Baxter.

          (b)  Performance of Obligations of Baxter. Baxter shall have performed
               ------------------------------------
or complied in all material respects with all obligations, conditions and covenants required to be performed by it under this Agreement on or prior to the Closing Date, including but not limited to the execution of the Related Documents.

          (c)  No Restraint or Litigation.  No action, suit, investigation or
               --------------------------
proceeding shall have been instituted or threatened to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

          (d)  Series B Consent.  The Series B Consent shall have been obtained.
               ----------------

                                  ARTICLE XII
                                     TAXES

          (a) Nexell California and Nexell shall be, jointly and severally, liable for and shall pay, and pursuant to Article XIII shall indemnify Baxter and its Affiliates from and against all Taxes (whether assessed or unassessed) applicable to the Toolbox Products Distribution Business and the Purchased Assets, in each case attributable to periods (or portions thereof) ending on or prior to the Closing Date. Baxter shall be liable for and shall pay, and pursuant to Article XIII shall indemnify Nexell California and its Affiliates from and against all Taxes (whether assessed or unassessed) applicable to the Toolbox Products Distribution Business and the Purchased Assets attributable to periods (or portions thereof) beginning after the Closing Date. For purposes of this paragraph (a), any period beginning before and ending after the Closing Date shall be treated as two partial periods, one ending on the Closing Date and the other beginning after the Closing Date except that Taxes imposed on a periodic basis shall be allocated on a daily basis.

          (b) (i) Nexell California and Nexell shall be, jointly and severally, liable for and shall pay, and pursuant to Article XIII shall indemnify Baxter and its Affiliates from and against all Taxes (including, without limitation, any liability for the payment of amounts relating to Taxes under a Tax Sharing Arrangement, Tax indemnity agreement or otherwise) imposed on Nexell International, or for which Nexell International may otherwise be liable, for any taxable year or period that ends on or before the Closing Date and, with respect to any period beginning before and ending after the Closing Date, the portion of such period ending before the Closing Date (including, without limitation, any obligations to contribute to the payment of a Tax determined on a consolidated, combined or unitary basis with respect to Nexell California or Nexell. (ii) Baxter or its Affiliate that purchases all of the shares of Nexell International shall be, jointly and severally, liable for and shall pay, and pursuant to Article XIII shall indemnify Nexell

California and its Affiliates from and against all Taxes imposed on Nexell International, or for which Nexell International is liable for any taxable year or period that begins on or after the Closing Date, and, with respect to any period beginning before and ending after the Closing Date, the portion of such period beginning on the Closing Date; provided, however, that neither Baxter nor
                                      --------  -------
its Affiliate that purchases the shares of Nexell International shall be liable for or pay, and shall not indemnify Nexell California and its Affiliates from and against, any Taxes for which Nexell International is liable under this Agreement (including, without limitation, Section 5.12 and Section 12(b)(i)).

          (c) Notwithstanding Section 12(a), any sales Tax, use Tax, real or personal property transfer or gains Tax, documentary stamp Tax or similar Tax attributable to the sale or transfer of the Purchased Assets shall be paid one-half by Nexell California and one-half by Baxter. Each of the parties agrees to timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or make a report with respect to, such Taxes.

          (d) Nexell California or Baxter, as the case may be, shall provide reimbursement for any Tax paid by one party all or a portion of which is the responsibility of the other party in accordance with the terms of this Article
XII. Within a reasonable time prior to the payment of any said Tax, the party paying such Tax shall give notice to the other party of the Tax payable and the portion which is the liability of each party, although failure to do so will not relieve the other party from its liability hereunder.

          (e) After the Closing Date, each of Nexell California and Baxter shall, and shall cause their respective Affiliates to:

               (i) assist the other party in preparing any tax returns which such other party is responsible for preparing or filing;

               (ii) cooperate fully in preparing for any audits of, or disputes with taxing Authorities regarding, any tax returns of the Toolbox Products Distribution Business or the Purchased Assets;

               (iii) make available to the other and to any taxing Authority as reasonably requested all information, records and documents relating to Taxes of the Toolbox Products Distribution Business or the Purchased Assets;

               (iv) provide timely notice to the other in writing of any pending or threatened Tax audits or assessments relating to Taxes of the Toolbox Products Distribution Business or the Purchased Assets for taxable periods for which the other may have a liability under this Article XII; and

               (v) furnish the other party with copies of all correspondence received from any taxing Authority in connection with any Tax audit or information request with respect to any taxable periods for which the other party may have liability pursuant to this Article XII.

          (f) The parties agree that, if Baxter is unable to recoup the VAT Refund in whole or in part after using commercially reasonable efforts to do so, Nexell California shall reimburse Baxter for the unrecouped amount of the VAT Refund. In such case, to the extent permitted by applicable law, Baxter shall assign and transfer to Nexell California or one of its Affiliates the right to collect the unrecouped amount of the VAT Refund.

                                 ARTICLE XIII
                           SURVIVAL; INDEMNIFICATION

          Section 13.1   Survival of Representations and Warranties. All
                         ------------------------------------------
representations and warranties contained in, or in any certificate delivered pursuant to or in connection with, this Agreement shall survive the Closing Date of the transactions contemplated under this Agreement until eighteen (18) months from the Closing Date; provided that the representations and warranties contained in Sections 5.1, 5.2, 5.3, 5.4 and 5.5(a) shall survive indefinitely. All covenants and agreements contained in this Agreement shall survive in accordance with their terms.

          Section 13.2   Indemnification by the Nexell Group. Nexell and Nexell
                         -----------------------------------
California, jointly and severally, hereby agree to indemnify Baxter and its Affiliates against and agrees to hold each of them harmless from any and all claims, damage, loss, liability, Taxes and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) (collectively, "Damages") incurred or suffered by Baxter or any of its Affiliates arising out
 -------
of or related to:

          (a)  The Non-Assumed Liabilities;

          (b) Any breach or inaccuracy of, or failure to comply with, any of the representations or warranties made by either Nexell or Nexell California pursuant to this Agreement;

          (c) Any breach of, or failure to comply with, any of the covenants, agreements or undertakings to be performed by either Nexell or Nexell California pursuant to this Agreement; and

          (d) Any failure of Nexell California to obtain prior to the Closing Date consents to the Assigned Contracts set forth on Schedule 2.3 (it being
                                                     ------------
understood that such contracts shall only be assigned in accordance with Section 2.3).

It is understood that Baxter may recover any indemnification payment due from the Nexell Group pursuant to this Section 13.2 by retaining and setting off any amounts due or to become due from Baxter to Nexell California pursuant to the Distribution License.

          Section 13.3  Indemnification by Baxter. Baxter hereby agrees to
                        -------------------------
indemnify Nexell California and its Affiliates against and agrees to hold them harmless from any and all Damages incurred or suffered by Nexell California or any of its Affiliates arising out of or related to:

          (a)  The Assumed Liabilities;

          (b) Any breach or inaccuracy of, or failure to comply with, any of the representations or warranties made by Baxter pursuant to this Agreement; and

          (c) Any breach of, or failure to comply with, any of the covenants, agreements or undertakings to be performed by Baxter pursuant to this Agreement.

          Section 13.4  Notice of Claims. (a) Any party seeking indemnification
                        ----------------
hereunder (the "Indemnified Party") shall give to the party obligated to provide
                -----------------
indemnification to such Indemnified Party (the "Indemnifying Party") a notice (a
                                                ------------------
"Claim Notice") describing in reasonable detail the facts giving rise to any
 ------------
claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based; provided, that a Claim Notice in respect of any action at
                     --------
law or suit in equity by or against a third party as to which indemnification will be sought shall be given promptly after the action or suit is commenced; and provided, further, that failure to give such notice shall not relieve the Indemnifying Party of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

          (b) After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this
Article XIII shall be determined: (i) by a written agreement between the Indemnified Party and the Indemnifying Party; (ii) by a final judgment or resolution of an arbitrator or arbitration panel, or by a court of competent jurisdiction entering such a judgment; or (iii) by any other means to which the Indemnified Party and the Indemnifying Party shall agree. The judgment or resolution of an arbitrator, arbitration panel or court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined.

          Section 13.5  Third Party Claims. (a) Subject to Section 13.5(b), the
                        ------------------
Indemnified Party shall have the right to conduct and control, the defense, compromise or settlement of any claim, action or suit by a third party (including any taxing Authority) against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnifying Party hereunder, and in any such case the Indemnifying Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnified Party in connection therewith; provided, that the Indemnifying Party may participate, through counsel chosen by
--------
it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnified Party has so elected to conduct and control the defense thereof; and provided, further, that the Indemnified Party shall not, without
             --------  -------
the written consent of the Indemnifying Party (which written consent shall not be unreasonably withheld), pay, compromise or settle any such claim, action or suit. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit without such consent, provided that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder unless such consent is unreasonably withheld.

          (b) If any claim, action or suit by a third party against any Indemnified Party is solely for money damages (except for claims, actions or suits relating to Taxes) or, where Nexell or Nexell California is the Indemnifying Party, will have no continuing effect in any material respect on the Toolbox Products Distribution Business or the Purchased Assets, then the Indemnifying Party shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any such claim, action or suit by a third party against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnifying Party hereunder if the Indemnifying Party has acknowledged and agreed in writing that, if the same is adversely determined, the Indemnifying Party has an obligation to provide indemnification to the Indemnified Party in respect thereof, and in any such case the Indemnified Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnifying Party in connection therewith; provided, that the Indemnified Party may participate, through counsel
           --------
chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnifying Party has so elected to conduct and control the defense thereof. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit, provided that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder unless the Indemnified Party shall have sought the consent of the Indemnifying Party to such payment, settlement or compromise and such consent was unreasonably withheld, in which event no claim for indemnity therefor hereunder shall be waived.

                                  ARTICLE XIV
                                  TERMINATION

          Section 14.1  Termination. Anything contained in this Agreement to the
                        -----------
contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

          (a)  By the mutual consent of Baxter, Nexell California and Nexell;

          (b) By Baxter or Nexell California and Nexell if the Closing shall not have occurred on or before October 1, 2001 (or such later date as may be mutually agreed to by the parties hereto);

          (c) By Baxter in the event of any material breach by Nexell California or Nexell of any of Nexell California's or Nexell's agreements, representations or warranties contained herein and the failure of Nexell California or Nexell to cure such breach within seven (7) days after receipt of notice from Baxter requesting such breach to be cured; or

          (d) By Nexell California and Nexell in the event of any material breach by Baxter of any of Baxter's agreements, representations or warranties contained herein and the failure of Baxter to cure such breach within seven (7) days after receipt of notice from Nexell California requesting such breach to be cured.

          Section 14.2  Notice of Termination. Any party desiring to terminate
                        ---------------------
this Agreement pursuant to Section 14.1 shall give written notice of such termination to the other party to this Agreement.

          Section 14.3  Effect of Termination. In the event that this Agreement
                        ---------------------
shall be terminated pursuant to this Article XIV, all further obligations of the parties under this Agreement (other than Section 15.2) shall be terminated without further liability of any party to the other, provided that nothing herein shall relieve any party from liability for its willful breach of this Agreement.

                                  ARTICLE XV
                                 MISCELLANEOUS

          Section 15.1  Notices. All notices, requests, demands, and other
                        -------
communications permitted or required under this Agreement shall be in writing and shall be either personally delivered (including couriers such as Federal Express) or sent by pre-paid certified mail, return receipt requested, or facsimile transmission, with a confirmation copy personally delivered or sent by pre-paid certified mail, addressed or transmitted to the address set forth above of the party or the facsimile number stated below of the party to which notice is given, or to such other address or facsimile number as such party may have fixed by notice given in accordance with the terms hereof:

          (a)   To the Nexell Group:

                President, Nexell of California, Inc.
                Facsimile Number: (949) 470-6645

                With a copy to:

                Bryan Cave LLP
                700 Thirteenth Street, N.W.
                Washington, D.C. 20005-3960
                Attn: Eric F. Stoer, Esq.
                Facsimile Number: (202) 508-6200

          (b)   To Baxter:

                Cynthia L. Collins
                General Manager
                Facsimile Number: (847) 948-4684

                and to

                Thomas J. Sabatino, Jr., Esq. - General Counsel
                Facsimile Number: (847) 948-2450

                With a copy to:

                Sidley Austin Brown & Wood
                Bank One Plaza
                10 South Dearborn Street
                Chicago, Illinois 60603
                Attn: John M. O'Hare
                Facsimile Number: (312) 853-7036

Any notice, sent as provided above, shall be deemed given if personally delivered or, if sent by certified mail, upon delivery at the address provided for above (or, in the event delivery is refused, the first date on which delivery was tendered) or, if sent by facsimile transmission, upon receipt by the sender of confirmation of delivery.

          Section 15.2  Expenses. Each party hereto shall bear its own expenses
                        --------
(including all attorneys', accountants', investment bankers', brokers', representatives' and consultants' fees) incurred in connection with the negotiation and preparation of this Agreement and the other Related Documents and the transactions contemplated hereby and thereby.

          Section 15.3  Allocation of Consideration. The parties shall exercise
                        ---------------------------
their good faith efforts to agree upon how the consideration paid or given for the Purchased Assets (including the Purchase Price) shall be allocated. In the event that any such agreement is executed and delivered by the parties, such consideration shall be deemed, for all purposes (including those relating to Taxes of any kind whatsoever), to be allocated to the Purchased Assets in accordance therewith and, without limiting the foregoing, any IRS Forms 8594 shall be prepared consistent therewith.

          Section 15.4  Entire Agreement: No Modification. This Agreement,
                        ---------------------------------
including the Schedules, Exhibits, documents and instruments delivered pursuant hereto, and the agreements noted on Schedule 5.15 as continuing in effect, set
                                    -------------
forth the entire agreement and understanding between the parties hereto as to the specific subject matter hereof and thereof, and merges and supersedes all prior discussions, agreements and understandings of every kind and nature between them with respect to the specific subject matter hereof and thereof, and no party hereto shall be bound by any condition, definition, warranty or representation other than as expressly provided for in this Agreement. This Agreement shall not be changed or amended except by a writing signed by Baxter, Nexell California and Nexell.

          Section 15.5  Waiver of Breach. The waiver by a party of a breach or
                        ----------------
violation by any other party of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation by any party of the same or any other provision of this Agreement. No such waiver shall be effective unless in writing signed by the party claimed to have made the waiver.

          Section 15.6  Benefit of Parties; Assignment. This Agreement shall be
                        ------------------------------
binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted assigns. No party shall have the right to assign any of its rights or obligations arising hereunder, except with the prior written consent of each other party hereto; provided, however, that any party may assign any or all of
                    --------  -------
its rights and obligations hereunder to any person or entity who shall, by merger, consolidation, transfer of assets or otherwise, have acquired all or substantially all of the assets (not counting cash and cash equivalents) of such party; provided, further, that no such
                                          --------  -------
assignment shall relieve the assigning party of the obligation to satisfy and discharge the obligation(s) so assigned. Notwithstanding the foregoing, Baxter shall have the right to assign this Agreement, and any rights and obligations arising hereunder (including entering into the Related Documents), to one or more Affiliates of Baxter without the prior written consent of any other party hereto; provided, that no such assignment shall relieve Baxter of any of its
        --------
obligations hereunder. Any purported assignment in violation of this Section
15.6 shall be null and void ab initio.

          Section 15.7  Headings. The headings of the sections and paragraphs of
                        --------
this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

          Section 15.8  Governing Law; Jurisdiction. This Agreement shall be
                        ---------------------------
governed by and construed in accordance with the internal laws of the State of Delaware, without application of conflicts of law principles, and, subject to
Section 15.9 below, each party hereby submits to the jurisdiction and venue of any state or federal court in the State of Delaware. To the extent permissible by law, each of the parties hereby waives, releases and agrees not to assert, and agrees to cause its Affiliates to waive, release and not assert, any rights such party or its Affiliates may have under any foreign law or regulation that would be inconsistent with the terms of this Agreement as governed by Delaware law.

          Section 15.9  Dispute Resolution. (a) Provisional Remedies: Except as
                        ------------------      --------------------
set forth in Section 2.5, the procedures specified in this Section 15.9 shall be the sole and exclusive procedures for the resolution of disputes between the parties arising out of or relating to this Agreement; provided, however, that a
                                                      --------  -------
party, without prejudice to these procedures, may seek a preliminary injunction or other provisional relief if, in its sole judgment, such action is deemed necessary to avoid irreparable damage or to preserve the status quo. During such action, the parties will continue to participate in good faith in the procedures specified in this Section 15.9.

          (b)  Negotiations Between Executives: The parties will attempt in good
               -------------------------------
faith to resolve promptly any claim or controversy arising out of or relating to the execution, interpretation or performance of this Agreement (including the validity, scope and enforceability of the provisions contained in this Section 15.9), promptly by negotiation between executives who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for the administration of this Agreement.

          (c)  Arbitration: In the event that any dispute arising out of or
               -----------
relating to this Agreement or its breach, termination or validity has not been resolved after good faith negotiation pursuant to the procedures of Section 15.9(b), such dispute shall, upon written notice by either party to the other, be finally settled by arbitration administered by the Center for Public Resources in accordance with the provisions of its Commercial Arbitration Rules and the United States Federal Arbitration Act, as modified below:

               (i) The arbitration shall be heard by a panel of three (3) independent and impartial arbitrators all of whom shall be selected from a list of neutral arbitrators supplied by the Center for Public Resources. From such list, each of Baxter and Nexell shall select one (1) arbitrator, and the arbitrators so selected shall select a third. The panel shall designate one (1) among them to serve as chair.

               (ii) The arbitration proceedings shall be conducted in Los Angeles County or Orange County in the State of California.

               (iii) Any party may seek interim or provisional remedies under the Federal Rules of Civil Procedure and the United States Federal Arbitration Act as necessary to protect the rights or property of the party pending the decision of the arbitrators.

               (iv) The parties shall allow and participate in limited discovery for the production of documents and taking of depositions, which shall be conducted in accordance with the Commercial Arbitration Rules of the Center for Public Resources. All discovery shall be completed within sixty (60) days following the filing of the answer or other responsive pleading. Unresolved discovery disputes shall be brought to the attention of the chair of the arbitration panel and may be disposed of by the chair.

               (v) Each party shall have up to fifty (50) hours to present evidence and argument in a hearing before the panel of arbitrators, provided that the chair of the panel of arbitrators may establish such longer times for presentations as the chair deems appropriate.

               (vi) The arbitration award shall be rendered by the arbitrators within fifteen (15) business days after conclusion of the hearing of the matter, shall be in writing and shall specify the factual and legal basis for the award. Judgment thereon may be entered in any court having jurisdiction thereof.

               (vii) The arbitrators are empowered to order money damages in compensation for a party's actual damages, specific performance or other appropriate relief to cure a breach; provided, however, that the
                                          --------  -------
     arbitrators will have no authority to award special, punitive or exemplary damages, or other money damages that are not measured by the prevailing party's actual damages.

          (d)  Performance During Dispute: Each party is required to continue to
               --------------------------
perform its obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement, unless to do so would be commercially impossible or impractical under the circumstances.

          Section 15.10  Multiple Counterparts; Execution by Fax. This Agreement
                         ---------------------------------------
may be signed in any number of counterparts which taken together shall constitute one and the same instrument. This Agreement may be executed and delivered by exchange of facsimile copies showing the signatures of the parties hereto, and those signatures need not be affixed to the same copy. The facsimile copies showing the signatures of the parties will constitute originally signed copies of the same agreement requiring no further execution.

          Section 15.11  Exhibits and Schedules. All exhibits and schedules
                         ----------------------
referred to in this Agreement are attached hereto and are incorporated herein by reference as if fully set forth herein.

          Section 15.12  Construction. The language in all parts of this
                         ------------
Agreement shall in all cases be construed as a whole according to its fair meaning, strictly neither for nor against any party hereto, and without implying a presumption that the terms thereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the person who himself or through his agent prepared the same, it being agreed that representatives of both parties have participated in the preparation hereof.

          Section 15.13  Publicity. No party to this Agreement shall issue or
                         ---------
cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without first providing a draft of such press release or announcement to the other parties and obtaining the consent of the other parties hereto, which consent shall not be unreasonably withheld; provided, however, that nothing herein shall prevent any
                       --------  -------
party from making any disclosure required by law, including, without limitation, the requirements of the SEC, the Securities Act and the rules promulgated thereunder, or any applicable stock exchange or the Nasdaq Stock Market.

                                  * * * * * *

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers on the day and year first above written.


                                      BAXTER HEALTHCARE CORPORATION



                                      By:  /s/
                                         ------------------
                                      Name:
                                      Title:


                                      NEXELL OF CALIFORNIA, INC.



                                      By:  /s/
                                         ------------------
                                      Name:
                                      Title:


                                      NEXELL THERAPEUTICS INC.



                                      By:  /s/
                                         ------------------
                                      Name:
                                      Title: